Exhibit 10.10
LOAN SALE AND SERVICING AGREEMENT
by and among
DRI QUORUM 2010 LLC,
A Delaware limited liability company, as Seller,
QUORUM FEDERAL CREDIT UNION,
a federally chartered credit union, as Buyer,
DIAMOND RESORTS FINANCIAL SERVICES, INC.,
a Nevada corporation, as Servicer, and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association, as Back-Up Servicer
Dated as of April 30, 2010

i

Page No.
SECTION 24. Term of the Agreement	62

SECTION 25. Intended Characterization; Grant of Security Interest	62

EXHIBITS

Exhibit A	Collection Policy

Exhibit B	Lost Note Affidavit

Exhibit C	Schedule of Timeshare Loans

Exhibit D	Underwriting Guidelines

Exhibit E	Sale Notice

Exhibit F	Buyer’s Purchase Confirmation

Exhibit G	Timeshare Loan Transfer Certificate

Exhibit H	Monthly Servicer Report

Exhibit I	Servicer Officer’s Certificate

Exhibit J	Data Record Layout

Exhibit K	Certificate of Assignment

SCHEDULES

Schedule I	Representations and Warranties as to Timeshare Loans

Schedule II	Representations and Warranties as to Resorts

LOAN SALE AND SERVICING AGREEMENT
     This LOAN SALE AND SERVICING AGREEMENT (this “Agreement”), dated as of April 30, 2010 (the “Closing Date”), is by and among DRI QUORUM 2010 LLC, a Delaware limited liability company (the “Seller”), QUORUM FEDERAL CREDIT UNION, a federally chartered credit union (the “Buyer”) and their respective permitted successors and assigns, DIAMOND RESORTS FINANCIAL SERVICES, INC., a Nevada corporation, as servicer (“DFS” or the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as back-up servicer (the “Back-Up Servicer”).
WITNESSETH:
     WHEREAS, on the date hereof, pursuant to this Agreement, (i) from time to time during the Purchase Period, the Seller may sell and the Buyer may purchase Timeshare Loans (each such transaction a “Sale”), and (ii) DFS will service such Timeshare Loans;
     WHEREAS, pursuant to the Custodial Agreement of even date herewith, Wells Fargo Bank, National Association, a national banking association, will serve as custodian (in such capacity, the “Custodian”);
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
     SECTION 1. Definitions.
     “Affiliate” means any Person: (i) which directly or indirectly controls, or is controlled by, or is under common control with the affiliated Person; (ii) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting securities of the affiliated Person; or (iii) for which five percent (5%) or more of the voting securities of which is directly or indirectly beneficially owned or held by the affiliated Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Aggregate Loan Balance” means the sum of the Loan Balances for all Timeshare Loans (other than Defaulted Timeshare Loans).
     “Agreement” has the meaning set forth set forth in the preamble of this Agreement.
     “Agreement Termination Date” means the date when (i) all Net Investment Amounts for all Sale Date Loan Pools sold by the Seller to the Buyer have been reduced to zero and (ii) all Timeshare Loans have been assigned by the Buyer to the Seller.
     “Approved Financial Institution” means a federal or state-chartered depository institution or trust company having a combined surplus and capital of at least $100,000,000 and further having (a) commercial paper, short-term debt obligations, or other short-term deposits that are rated at least “A-l” by S&P or “P-1” by Moody’s , if the deposits are to be held in the account for 30 days or less, or (b) having long-term unsecured debt obligations that are rated at least investment grade by S&P and Moody’s, if the deposits are to be held in the account more than 30 days. Notwithstanding the foregoing, if an account is held by an Approved Financial Institution, following a downgrade, withdrawal, qualification, or suspension of such institution’s rating, each account must promptly (and in any case within not more than 30 calendar days) be moved with written notice to the Buyer, to an Approved Financial Institution.
     “Assumption Date” has the meaning set forth in Section 10(p)(vi) of the Agreement.
     “Authorized Officer” means, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, Managing Member and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the Board of Directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with any Transaction Document on behalf of such corporation, limited liability company or partnership, as the case may be.
     “Available Funds” means for any Distribution Date, (A) all funds on deposit in the Collection Account after making all transfers and deposits required from (i) the Centralized Lockbox Account, (ii) the Seller pursuant to the Agreement, and (iii) the Servicer pursuant to the Agreement, plus (B) all investment earnings on funds on deposit in the Collection Account from the immediately preceding Distribution Date through such Distribution Date, less (C) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Distribution Date.
     “Back-Up Servicer” means Wells Fargo Bank, National Association and its permitted successors and assigns, as provided in the Agreement.
     “Back-Up Servicing Fee” means for any Distribution Date, an amount equal to$4,200.
     “Bankruptcy Code” means the federal Bankruptcy Code, as amended (Title 11 of the United States Code).
     “Business Day” means any day other than (i) a Saturday, a Sunday, or (ii) a day on which Buyer, banking institutions in New York City, the city in which the Servicer is located, or the city in which the Back-Up Servicer is located, are authorized or obligated by law or executive order to be closed.
     “Buyer” has the meaning set forth in the preamble of this Agreement.
     “Buyer Loan Pool Repayment Amount” means on any Distribution Date the amount actually distributed to the Buyer under Section 8(b)(v) of the Agreement.
     “Buyer Purchase Price Percentage” means, as of any date of determination and with respect to any Sale Date Loan Pool, (A) prior to the occurrence of a Timeshare Portfolio Performance Event the ratio of (x) the Initial Purchase Price Installment for such Sale Date Loan Pool to (y) the Aggregate Loan Balance of such Sale Date Loan Pool as of the related Sale Date, such ratio as expressed as a percentage, as set forth in the Buyer’s Purchase Confirmation or (B)

on or after the occurrence of a Timeshare Portfolio Performance Event, the ratio of (i) the Net Investment Amount for such Sale Date Loan Pool to (ii) the Aggregate Loan Balance of such Sale Date Loan Pool, both amounts in (B)(i) and (B)(ii) as of the earlier to occur of (x) the distribution date immediately prior to such date of determination or (y) the most recent distribution date, if any, upon which a Timeshare Portfolio Performance Event was cured, such ratio expressed as a percentage.
     “Buyer’s Purchase Confirmation” has the meaning set forth in Section 3.
     “Buyer Target Loan Pool Repayment Amount” means with respect to any Distribution Date, the amount that must be distributed to the Buyer to reduce the Net Investment Amount to the Target Net Investment Amount after giving effect to all distributions on such Distribution Date.
     “Cash Equivalents” means (a) marketable direct obligations issued by, or guaranteed by, the government of the United States of America maturing within one (1) year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and rated at least A-1 by S&P or P-1 by Moody’s; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s at the time of acquisition and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States of America; and (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) having a long-term investment grade rating by S&P and Moody’s.
     “Centralized Lockbox Account” has the meaning set forth in Section 10(b)(i) of this Agreement.
     “Closing Date” has the meaning set forth in the Preamble to the Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.
     “Collateral” has the meaning set forth therefor in the Collateral Documents.
     “Collateral Certificate” means the collateral certificate to be executed and delivered by the Custodian to the Buyer in form and substance satisfactory to the Buyer, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms and conditions of the Transaction Documents.

     “Collateral Documents” means the Agreement, the Deposit Account Control Agreement, the Undertaking Agreement, the Intercreditor Agreement and all other instruments, documents and agreements related to the sale of Timeshare Loans to the Buyer.
     “Collection” means a trust arrangement by which a Collection Developer transfers legal title to deeded fee simple or leasehold interests in Units at a Resort to a Collection Trustee pursuant to a Collection Trust Agreement. For purposes of the Transaction Documents and Timeshare Loans, each of Diamond Resorts U.S. Collection, Diamond Resorts Hawaii Collection and Diamond Resorts California Collection is a “Collection”. From time to time, the definition of “Collection” may be expanded to include future Collections formed by Diamond Resorts Corporation or its affiliates.
     “Collection Account” has the meaning set forth in Section 8(a) of this Agreement.
     “Collection Association” means any of (i) Diamond Resorts U.S. Collection Members Association, Inc., Diamond Resorts Hawaii Collection Members Association, Inc., Diamond Resorts California Collection Members Association, Inc. or (ii) any similar entity related to a new Collection formed after the date hereof.
     “Collection Bank” means the Approved Financial Institution holding the Collection Account.
     “Collection Developer” means (i) Diamond Resorts U.S. Collection Development, LLC, Diamond Resorts Hawaii Collection Development, LLC or Diamond Resorts California Collection Development, LLC or (ii) any similar entity related to a new Collection formed after the date hereof.
     “Collection Policy” means the collection policy and practices of the initial Servicer in effect on the Closing Date (as may be amended from time to time as permitted by the Transaction Documents) and attached as Exhibit A to the Agreement, and for any successor Servicer means the collection policy and practices of such successor in effect on the date which it commences servicing, which collection policy and practices of the initial Servicer and any successor Servicer shall include a policy to determine when a Timeshare Loan should be written-off as uncollectible.
     “Collection Reports” has the meaning set forth in Section 10(p)(ii) of the Agreement.
     “Collection Trust Agreement” means each trust agreement by and among the Collection Trustee and the related Collection Developer and Collection Association.
     “Collection Trustee” means First American Trust, FSB, a federal savings bank or any similar entity related to a new Collection approved by the Buyer.
     “Continued Errors” has the meaning set forth in Section 10(p)(vii) of the Agreement.
     “Conveyed Timeshare Property” has the meaning set forth in Section 2(a) of the Agreement.

     “Custodial Agreement” means that certain custodial agreement, dated as of April 30, 2010, by and among the Custodian, the Seller, the Servicer and the Buyer, as amended, restated or otherwise modified from time to time in accordance with their terms thereof.
     “Custodial Fees” means the fees provided in the Custodial Agreement to the Custodian for its services thereunder.
     “Custodian” means Wells Fargo Bank, National Association, or its permitted successors and assigns.
     “Cut-Off Date” means with respect to a Timeshare Loan, the date specified in the Schedule of Timeshare Loans as the date after which all subsequent collections related to such Timeshare Loans are for the account of the Buyer.
     “Cut-Off Date Loan Balance” means the Loan Balance of a Timeshare Loan on the related Cut-Off Date.
     “Declaration” means the declaration in furtherance of a plan for subjecting a Resort or a Collection to a timeshare form of ownership, which declaration contains covenants, restrictions, easements, charges, liens and including, without limitation, provisions regarding the identification of Points and the common areas and the regulation and governance of the real property comprising such Resort or such Collection as a timeshare regime.
     “Default Level” for any Due Period is equal to the sum of the Loan Balances of all Timeshare Loans that meet the definition of “Defaulted Timeshare Loan” herein divided by the Aggregate Loan Balance of all Timeshare Loans calculated as of the last day of such Due Period.
     “Defaulted Timeshare Loan” means any Timeshare Loan sold to the Buyer for which any of the earliest following events may have occurred: (i) any scheduled payment or part thereof has been delinquent more than 180 days from its original due date as of the last day of the related Due Period, (ii) the Servicer has actual knowledge of a bankruptcy event that has occurred with respect to the related Obligor or has initiated cancellation, foreclosure or similar proceedings with respect to the related Points or has received the related deed or assignment in lieu of foreclosure, or (iii) provided that a scheduled payment or portion thereof for such Timeshare Loan is at least one day delinquent, the Servicer has determined that such Timeshare Loan should be written off in accordance with the Credit and Collection Policy.
     “Defective Timeshare Loan” means any Timeshare Loan for which the Seller or the Servicer has breached a representation and warranty and has not cured, repurchased or replaced in accordance with the Agreement.
     “Deferred Purchase Price” means, with respect to any Sale Date Loan Pool, the sum of (i) all collections distributed to the Seller following the Sale Date and (ii) the Loan Balance of any Defaulted Timeshare Loans assigned by the Buyer to the Seller, all in accordance with Section 8 of the Agreement.

     “Delinquency Level” for any Due Period is equal to the sum of the Loan Balances of the Timeshare Portfolio that are more than 60 days but less than 181 days delinquent divided by the Aggregate Loan Balance of all Timeshare Loans calculated as of the last day of such Due Period.
     “Deposit Account” means a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC.
     “Deposit Account Control Agreement” means a deposit account control agreement for a lockbox account (including the Centralized Lockbox Account), as it may be amended, supplemented or otherwise modified from time to time.
     “DFHC” means Diamond Resorts Finance Holding Company, a Delaware corporation.
     “DFHC Contribution and Assignment Agreement” means each contribution and assignment agreement between Diamond Resorts Corporation and DFHC.
     “DFS” means Diamond Resorts Financial Services, Inc., a Nevada corporation.
     “DHC” means Diamond Resorts Developer and Sales Holding Company, a Delaware corporation.
     “DHC Distribution and Assignment Agreement” means each distribution and assignment agreement by and between DHC and an Originator.
     “Diamond Resorts Corporation” means Diamond Resorts Corporation, a Maryland corporation.
     “Diamond Resorts Corporation Distribution and Assignment Agreement” means each distribution and assignment agreement by and between Diamond Resorts Corporation and DHC.
     “Diamond Resorts Marketing and Sales Percentage” equals the average of the selling and marketing expenses as a percentage of total timeshare interest sales as reported by Diamond Resorts Corporation, over the last four quarters; provided that if such quarter is a quarter ending on December 31, the Diamond Resorts Marketing and Sales Percentage will be based on the selling and marketing expenses for the most recent year.
     “Diamond Resorts Party” means each of the Seller, the initial Servicer and each Collection Developer.
     “Direct Obligations” means direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America.
     “Distribution and Assignment Agreement” means, as the context requires, any of the DHC Distribution and Assignment Agreement or the Diamond Resorts Corporation Distribution and Assignment Agreement or the DFHC Contribution and Assignment Agreement.

     “Distribution Date” means (i) the 20th day of each month or, if such date is not a Business Day, then the next succeeding Business Day or (ii) the Stated Maturity.
     “Due Period” means with respect to any Distribution Date, the immediately preceding calendar month.
     “Eligible Account” means a segregated account held for the benefit of the Buyer which may be an account maintained with Quorum Federal Credit Union or which is either: (i) maintained with a depository institution or trust company; or (ii) a trust account or similar account maintained at the corporate trust department and in the name of the Buyer.
     “Eligible In-Transit Loan” means a Timeshare Loan (a) for which the applicable Points sale from which it arises has not been canceled by the applicable Obligor or the Originator, (b) for which any statutory or other applicable cancellation or rescission period has expired, (c) for which the Points purchased by the applicable Obligor has not been surrendered in accordance with the terms of the relevant Purchase Contract, (d) for which the related Points sale fully complies with the terms, provisions and conditions of the Transaction Documents and all applicable laws, (e) for which no scheduled monthly payment to be made by the related mortgagor thereunder is 30 days or more past due, (f) for which the related Timeshare Loan Files are, to the Seller’s best knowledge, complete without Material Exceptions (as defined in the Custodial Agreement) and (g) which meets the definition of Eligible Timeshare Loan (without regard to exceptions for Eligible In-Transit Loans) except that a Trust Receipt (as defined in the Custodial Agreement) has not been issued by the Custodian with respect to the related Timeshare Loan Files because such Timeshare Loan Files are (1) being reviewed by the closing or escrow department of the Originator, one of its affiliates and/or a third party escrow agent, (2) in the possession of the Servicer for data entry into the Servicer’s servicing system, (3) in-transit to the Custodian or (4) are in the possession of the Custodian but the Custodian has not completed its review thereof; provided, that if the Custodian shall not have delivered a Trust Receipt with no Material Exceptions within 45 days of the Seller’s acquisition thereof, such Timeshare Loan shall no longer be an Eligible In-Transit Loan and shall be a Defective Timeshare Loan. Notwithstanding the foregoing, no Timeshare Loan shall be an Eligible In-Transit Loan unless and until the Buyer approves such Timeshare Loan to be Eligible In-Transit Loan.
     “Eligible Timeshare Loan” means a Timeshare Loan conforming to each of the representations and warranties set forth in Schedule I to the Agreement as of the Closing Date or any Sale Date.
     “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future Federal, state, local or foreign statute, law, code, ordinance, rule, regulation, order, judgment, decree, injunction, notice, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct relating to protection of the environment, preservation or reclamation of natural resources, the presence, management or Release of Hazardous Materials or to health and safety matters.
     “Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to an Plan (other than an event for which the 30-day notice period is waived), (b) the failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Undertaking Party or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Undertaking Party or any of their ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by any Undertaking Party or any of their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (g) the receipt by any Undertaking Party or any of their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Undertaking Party or any of their ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be in endangered or critical status within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which any Undertaking Party or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which any Undertaking Party or any such Subsidiary could otherwise be liable, (i) any Foreign Benefit Event or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of any Undertaking Party or any Subsidiary.
     “Erroneous Payee” has the meaning set forth in Section 10(b)(iii) of the Agreement.
     “Errors” has the meaning set forth in Section 10(p)(vii) of the Agreement.
     “Event of Default” means any one of the following events:
     (a) without regard to Available Funds, default in the payment of Program Fee Amounts, Buyer Target Loan Pool Repayment Amounts, any fees due the Buyer, or any other payments or deposits required by the Agreement when such become due and payable, and continuance of such default for three Business Days; or

     (b) a default in the performance of, or the breach of any covenant of a Diamond Resorts Party or Undertaking Party in the Agreement or other Transaction Document (other than a covenant dealing with a default in the performance of which, or the breach of which, is specifically dealt with elsewhere in this definition of Event of Default) and the continuance of such default or breach for a period of 30 days (or, if the defaulting party shall have provided evidence satisfactory to the Buyer at its sole discretion (1) that such breach cannot be cured in the 30-day period, (2) that such breach can be cured within an additional 30-day period and (3) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) such Diamond Resorts Party first acquiring knowledge thereof, and (y) the Buyer giving written notice thereof to the Servicer; provided, however, that if such default or breach is in respect of a breach that cannot be cured, there shall be no grace period whatsoever; or
     (c) if any representation or warranty of a Diamond Resorts Party or Undertaking Party made in the Agreement or other Transaction Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the defaulting party shall have provided evidence satisfactory to the Buyer (1) that such representation or warranty cannot be cured in the 30-day period, (2) that such representation or warranty can be cured within an additional 30-day period and (3) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) such Diamond Resorts Party or Undertaking Party first acquiring knowledge thereof, and (y) the Buyer’s giving written notice thereof to the Servicer; provided, however, if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever; or
     (d) the entry by a court having jurisdiction over a Diamond Resorts Party or Undertaking Party of (i) a decree or order for relief in respect of such Diamond Resorts Party or Undertaking Party in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging such Diamond Resorts Party or Undertaking Party as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Seller under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Diamond Resorts Party or Undertaking Party, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or
     (e) the commencement by a Diamond Resorts Party or Undertaking Party of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of such Diamond Resorts Party or Undertaking Party in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Seller or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Seller or Servicer’s failure to pay its debts generally as they become due, or the taking of corporate action by such Diamond Resorts Entity or Undertaking Party in furtherance of any such action; or
     (f) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto or a proceeding shall be commenced by any party seeking to establish the invalidity or unenforceability thereof or, any party shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document and such action has a Material Adverse Effect; or
     (g) the Seller or Servicer becoming subject to registration as an “investment company” under the Investment Company Act of 1940, as amended; or
     (h) the Servicer has been terminated following a Servicer Event of Default and a successor Servicer has not been appointed or such appointment has not been accepted within 20 days of the date of termination specified in the termination notice; or
     (i) any Collection shall incur any indebtedness (other than trade debt in the ordinary course); or
     (j) one or more judgments shall be rendered against a Diamond Resorts Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of such Diamond Resorts Party to enforce any such judgment and such judgment either (A) is for the payment of money in an aggregate amount in excess of $15,000,000 (excluding amounts (1) covered by insurance from a credit worthy insurance carrier that is not an Affiliate of Holdings and has been advised of the claim and has not disclaimed coverage or (2) covered by an indemnity agreement with a credit worthy indemnitor that is, and upon terms that are, reasonably acceptable to the Buyer, and to the extent such indemnitor has been advised of the claim and has not disclaimed that such claim is indemnifiable) or (B) is for injunctive relief and could reasonably be expected to result, and in the case of either (A) or (B), has a Material Adverse Effect; or
     (k) an ERISA Event shall have occurred that, in the opinion of the Buyer, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of any Undertaking Party and their ERISA Affiliates in an aggregate amount exceeding $5,000,000; or

     (l) an event or development occurs which has or is reasonably likely to have a Material Adverse Effect and the Seller has given notice to the Buyer; or
     (m) if monetary obligations, in an aggregate amount at any one time of greater than $40 million, owed by any Undertaking Party and/or any Diamond Resorts Party to one or more third party(ies) is accelerated to an earlier due date or otherwise becomes due and payable and is not cured, extended, or paid within ten (10) days of such due date.
     “Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $5,000,000 by Holdings or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by Holdings or any of the Subsidiaries, or the imposition on Holdings or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000.
     “Foreign Pension Plan” means any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
     “GAAP” means United States generally accepted accounting principles applied on a consistent basis.
     “Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership or limited liability company.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Grant” means to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.
     “Guarantee” of or by any person means any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities, or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness of other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
     “Hazardous Materials” means (a) any element, compound, chemical, material, substance or waste that is defined, listed or classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste, or otherwise prohibited, limited or regulated, under Environmental Laws; (b) petroleum and its products and by-products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone depleting substances, and any raw materials and building components, including but not limited to manufactured products containing hazardous substances.
     “Holdings” means Diamond Resorts Parent, LLC.
     “Indebtedness” of any Person means, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all capital lease obligations and any synthetic lease obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit, (j) all obligations of such person in respect of bankers’ acceptances and (k) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of any outstanding hedge agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.
     “Indemnified Amounts” has the meaning set forth in Section 9(a).
     “Indemnified Party” and “Indemnified Parties” has the meaning set forth in Section 9(a).

     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 8, 2007, by and among Sunterra Centralized Services Company, Sunterra Financial Services Inc., Sunterra Corporation, Polo Sunterra Development, LLC, Diamond Resorts Holdings, LLC, Diamond Resorts Parent, LLC, Credit Suisse, Cayman Islands Branch, Merrill Lynch Mortgage Lending, Inc. and Wells Fargo Bank, National Association and each other Person from time to time party thereto.
     “Initial Purchase Price Installment” means, for each Sale Date Loan Pool, the amount paid to the Seller on the Sale Date for such Sale Date Loan Pool.
     “Initial Trial Balance” has the meaning set forth in Section 10(p)(ii) of the Agreement.
     “Inventory Report” means with respect to each Timeshare Loan, a weekly (or as needed basis) report presented in an electronic format by the Custodian to the Buyer which report lists any Timeshare Loan Files that are in the possession of the Custodian pursuant to the Custodial Agreement. Each Inventory Report will include any updates thereto from the time last delivered.
     “Last Endorsee” means the last endorsee of an original Obligor Note.
     “Licenses” means all material certifications, permits, licenses and approvals, including without limitation, certifications of completion and occupancy permits required for the legal use, occupancy and operation of each Resort as a timeshare resort or hotel.
     “Lien” means any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.
     “Liquidation” means with respect to any Defaulted Timeshare Loan, the sale or disposition of the related Points, following cancellation, repossession, or other enforcement action, to a Person other than the Servicer and the delivery, and recording if applicable, of an appropriate instrument of conveyance.
     “Liquidation Expenses” means, with respect to a Defaulted Timeshare Loan, the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the performance of its obligations under Section 9(c) of the Agreement, including: (i) any cancellation and other repossession expenses incurred with respect to such Timeshare Loan, (ii) (a) if DFS or an Affilliate thereof is the Servicer, commissions and marketing and sales expenses incurred with respect to the sale of the related Points (calculated as a product of (x) the Diamond Resorts Marketing and Sales Percentage and (y) the Liquidation Proceeds of such Points (expressed as a dollar figure)), or (b) if DFS or an Affiliate thereof is no longer the Servicer, actual commissions and actual marketing and sales expenses incurred with respect to the sale of the related Points, and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Timeshare Loan (including any property taxes, dues, maintenance fees, assessed timeshare association fees and like expenses).
     “Liquidation Proceeds” means the total liquidation or resale price of such Points securing a Defaulted Timeshare Loan.

     “Loan Balance” means, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan); provided, however, that the “Loan Balance” shall mean, for any date of determination, the outstanding principal balance minus any discount offered to incentivize prepayment.
     “Loan/Contract Number” means, with respect to any Timeshare Loan, the number assigned to such Timeshare Loan by the Servicer, which number is set forth in the Schedule of Timeshare Loans, as amended from time to time.
     “Loan Purchase Fee” means the fee set forth in the Buyer’s Purchase Confirmation.
     “Local Counsel Opinion Requirement” means the delivery of opinions addressed to the Buyer (each, a “Local Counsel Opinion”) in form and substance satisfactory to the Buyer and its counsel which opine as to each relevant Diamond Resorts Party’s compliance with a Required Local Counsel Jurisdiction’s local real estate matters, local loan origination and assignment matters, compliance with local Timeshare Laws, UCC matters, title policy issues and such other matters related to local law as reasonably requested by the Buyer; provided, that if a jurisdiction that was not a Required Local Counsel Jurisdiction becomes a Required Local Counsel Jurisdiction, the Seller shall have a period of 45 days to deliver the related Local Counsel Opinion.
     “Lockbox Bank” has the meaning set forth in Section 10(b)(i) of the Agreement.
     “Lockbox Bank Fees” means all fees and expenses payable to any Lockbox Bank as compensation for services rendered by such Lockbox Bank in maintaining a lockbox account in accordance with the Agreement and the provisions of a Deposit Account Control Agreement or similar document.
     “Lost Note Affidavit” means a lost instrument affidavit substantially in the form of Exhibit B attached to the Agreement.
     “Management Agreement” has the meaning set forth in Schedule II of the Agreement.
     “Material Adverse Effect” means a material adverse effect on any of the following: (i) the operations, business, assets, properties, condition (financial or other) or prospects of the Diamond Resorts Entities taken as a whole, (ii) the ability of a Diamond Resorts Party to perform any of their material obligations under the Transaction Documents to which they are parties, (iii) the legality, validity or enforceability of any Transaction Document, and (iv) the rights and remedies of the Buyer under any Transaction Document.
     “Material Exception” has the meaning set forth in Section 1.2(a) of the Custodial Agreement.
     “Material Exception Report” has the meaning set forth in Section 1.2(a) of the Custodial Agreement.
     “Miscellaneous Payments” means, with respect to any Timeshare Loan, any amounts received from or on behalf of the related Obligor representing assessments, payments relating to real property taxes, insurance premiums, maintenance fees and charges and condominium association fees and any other payments not owed under the related Obligor Note.
     “Monthly Reports” has the meaning set forth in Section 10(p)(ii) of the Agreement.
     “Monthly Servicer Report” has the meaning set forth in Section 10(e)(i) of the Agreement.
     “Moody’s” means Moody’s Investors Service.
     “Multiemployer Plan” means each “multiemployer plan” as such term is defined in Section 4001(a)(3) ERISA.
     “Net Investment Amount” means, on any date of determination with respect to a Sale Date Loan Pool, (a) the Initial Purchase Price Installment less (b) the sum of all Buyer Loan Pool Repayment Amounts paid to the Buyer on prior Distribution Dates.
     “Obligor” means a natural person obligated to make payments under a Timeshare Loan.
     “Obligor Note” means the executed promissory note or other instrument of indebtedness evidencing the indebtedness of an Obligor under a Timeshare Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or instrument.
     “OFAC” means the Office of Foreign Asset Control of the Department of the Treasury and the statutes, executive orders and regulations promulgated thereby.
     “Officer’s Certificate” means a certificate executed by a Responsible Officer of the related party.
     “Opinion of Counsel” means a written opinion of counsel, in each case acceptable to the addressees thereof.
     “Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.
     “Originator” means each Collection Developer and any other Person that entered into a Purchase Contract with an Obligor to finance the purchase of Points.
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “Performing Loans” means all Eligible Timeshare Loans and Eligible In-Transit Loans owned by the Buyer that are not Defaulted Timeshare Loans.

     “Permitted Lien” means liens in favor of Buyer.
     “Person” means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.
     “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which Diamond Resorts Corporation or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Points” means a form of currency, the redemption of which entitles the holder thereof to reserve the use and occupancy of a Unit at a Resort.
     “Predecessor Servicer Work Product” has the meaning set forth in Section 10(p)(vii) of the Agreement.
     “Processing Charges” means any amounts due under an Obligor Note in respect of processing fees, service fees, impound fees or late fees.
     “Program Fee Amount” means, for a given Sale Date Loan Pool with respect to a Distribution Date, an amount equal to the sum of (1) the product of: (A) the Program Fee Rate related to such Sale Date Loan Pool, (B) the Net Investment Amount after all payments to the Buyer on the Prior Distribution Date, and (C) the actual number of days elapsed during the Due Period related to such Distribution Date divided by 360 and (2) the aggregate of all Program Fee Amounts due on prior Distribution Dates that remain unpaid.
     “Program Fee Rate” means the rate set forth in the Buyer’s Purchase Confirmation.
     “Purchase Contract” means any purchase contract for Points executed and delivered by an Obligor and pursuant to which such Obligor purchased Points.
     “Purchase Period” means the period beginning on the Closing Date and ending two years from the date either party provides notice of termination of the Purchase Period.
     “Purchase Price” means the original price of the Points purchased by an Obligor.
     “Qualified Substitute Timeshare Loan” means a Timeshare Loan which must, on the related Transfer Date: (i) have a Loan Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Loan Balance of the substituted Timeshare Loan; (ii) have a gross interest rate not less than the gross interest rate of the substituted Timeshare Loan; (iii) accrue interest on the same basis as the substituted Timeshare Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); and (iv) be an Eligible Timeshare Loan or Eligible In-Transit Loan.

     “Quorum Membership Application” means the application for membership with Quorum Federal Credit Union furnished by the Buyer, as may be amended from time to time.
     “Receivables” means the payments required to be made pursuant to an Obligor Note.
     “Related Security” means with respect to any Timeshare Loan owned by a Person: (i) all of such Person’s interest in the Points arising under or in connection with the related Purchase Contract, including, without limitation, all Liquidation Proceeds received with respect thereto on or after the related Cut-Off Date, and the Timeshare Loan Documents relating to such Timeshare Loan, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all assignments and financing statements signed by an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) all other security and books, records and computer tapes relating to the foregoing and (v) all of such Person’s right, title and interest in and to any other account into which collections in respect of such Timeshare Loans may be deposited from time to time.
     “Release” means any release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment (including ambient air, soil and surface or ground water); provided that the term “Release” shall not include the use, in compliance with Environmental Laws, of normal commercial or residential cleaning products by any Loan Party or its Subsidiaries in the ordinary course of its business.
     “Relevant UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.
     “Repurchase Price” means with respect to any Timeshare Loan to be repurchased by the Seller pursuant to the Agreement, a cash price equal to the product of (i) the current Buyer Purchase Price Percentage for the applicable Sale Date Loan Pool and (ii) the Loan Balance as of the date of such repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to and including the last day of the Due Period immediately prior to the Distribution Date on which such repurchase occurs.
     “Request for Release” means a request signed by the Servicer in the form attached as Exhibit B to the Custodial Agreement.
     “Required Local Counsel Jurisdictions” means the following: (a) any jurisdiction where the real estate interests titled in the name of a Collection Trustee is greater than 10% of all real estate interests titled in the name of such Collection Trustee (by Points); (b) except for exceptions granted by the Buyer, any jurisdiction where Points are sold by a Diamond Resorts Party; and (c) regardless of the foregoing, any jurisdiction for which the Buyer shall have a reasonable belief that there exists a legal defect in respect of the Timeshare Loans secured by Points or the real estate interests in such jurisdiction that, in the reasonable judgment of the

Buyer, would have a Material Adverse Effect on the Buyer (in which case, the Seller shall have 45 days to deliver such Local Counsel Opinion).
     “Reservation System” means the reservation system operated by Diamond Resorts International Club, Inc. (d/b/a THE ClubSM), a Florida corporation, and any other system(s) pursuant to which reservations for particular locations, times, lengths of stay and unit types at Resorts with respect to Points are received, accepted, modified or canceled.
     “Resort” means any of the timeshare resorts and resort interests in a Collection in which holders of Points are entitled to redeem such Points to reserve the use and occupancy of Units.
     “Sale” has the meaning set forth in the first recital in the Agreement.
     “Sale Date” has the meaning set forth in Section 3.
     “Sale Date Loan Pool” means all Timeshare Loans sold to the Buyer on a given Sale Date.
     “Sale Notice” has the meaning set forth in Section 3.
     “Schedule of Timeshare Loans” means the list of Timeshare Loans attached to the Agreement in electronic format as Exhibit C thereto, as amended from time to time to reflect additional purchases, repurchases and substitutions pursuant to the terms of the Agreement which lists shall set forth the following information with respect to each Timeshare Loan as of the related Cut-Off Date in numbered columns:
1	Loan/Contract Number

2	Name of Obligor

3	Unit/Week/Points(s)

4	Interest Rate Per Annum

5	Date of Origination

6	Original Loan Balance

7	Maturity Date

8	Monthly Payment Amount

9	Original Term (in months)

10	Outstanding Loan Balance

11	Name of Originator
     “Schedules” means those schedules itemized on the Schedules table contained herein.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Seller” has the meaning set forth in the preamble of this Agreement.
     “Seller Multiemployer Plan” has the meaning set forth in Section 5(a)(xiii).
     “Servicer” initially means DFS and its permitted successors and assigns, as provided in this Agreement, and in the event that DFS is replaced by the Successor Servicer, any reference in the Transaction Documents, including these Standard Definitions, to the “Servicer” shall also apply to such Successor Servicer.
     “Servicer Event of Default” means the occurrence of any of the following:
     (a) any failure by the Servicer to make any required payment, transfer or deposit when due as required herein and the continuance of such default for a period of two (2) Business Days; or
     (b) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement and such failure is not remedied within 30 days after the earlier of (x) the Servicer first acquiring knowledge thereof and (y) the Buyer giving written notice thereof to the Servicer; provided, however, that if such default or breach is in respect of a covenant that cannot be cured, there shall be no grace period whatsoever; or
     (c) any representation or warranty made by the Servicer in the Agreement shall prove to be incorrect in any material and adverse respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the Buyer at its sole discretion (1) that such breach cannot be cured in the 30-day period, (2) that such breach can be cured within an additional 30-day period and (3) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Servicer first acquiring knowledge thereof and (y) the Buyer giving written notice thereof to the Servicer; provided, however, that if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever; or
     (d) the entry by a court having competent jurisdiction in respect of the Servicer of (i) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Servicer as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or
     (e) the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Servicer’s failure to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action; or
     (f) any failure by the Servicer to provide any required report within five (5) Business Days of when such report is required to be delivered pursuant to the Agreement or other Transaction Document; or
     (g) any Undertaking Party or any Diamond Resorts Party is in default after the passage of the applicable cure period of any loan covenants which default results in an Material Adverse Effect; or
     (h) the acceleration of any loan obligation in excess of $40 million payable by any Undertaking Party or any Diamond Resorts Party; or
     (i) any Event of Default except if occurring under (g), (h) and (1) in the definition of Event of Default.
     “Servicer Indemnified Amounts” has the meaning set forth in Section 10(o) of this Agreement.
     “Servicer Indemnified Parties” has the meaning set forth in Section 10(o) of this Agreement.
     “Servicing Fee” means for any Distribution Date, the product of (i) one-twelfth of 2.00% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period and, as additional compensation, any late fees, non-sufficient fund fees, Processing Charges and administrative fees.
     “Servicing Officer” means those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Buyer from time to time.
     “Servicing Standard” has the meaning set forth in Section 10(a) of the Agreement.
     “Standard and Poor’s” and “S&P” each mean Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.
     “Start-up Period” means the period beginning on first Sale Date and expiring thirty days thereafter.
     “Subsidiary” means any domestic subsidiary of Holdings, including Polo Holdings and Diamond Resorts Corporation.

     “Substitution Shortfall Amount” means with respect to a substitution of a Timeshare Loan, an amount equal to the excess, if any, of: (i) the Loan Balance of the Timeshare Loan being replaced as of the related Transfer Date, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to but not including the due date in the related Due Period over (ii) the Loan Balance of the Qualified Substitute Timeshare Loan as of the related Transfer Date. If on any Transfer Date, one or more Qualified Substitute Timeshare Loans are substituted for one or more Timeshare Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on an aggregate basis.
     “Successor Servicer” means the Back-Up Servicer and its permitted successors and assigns, as provided in the Agreement, upon succeeding to the responsibilities and obligations of the Servicer in accordance with Section 10(p) of the Agreement.
     “Tape(s)” has the meaning set forth in Section 10(p)(ii) of the Agreement.
     “Target Net Investment Amount” means as of any Distribution Date with respect to a given Sale Date Loan Pool, the product of (i) the Buyer’s Purchase Price Percentage for such Sale Date Loan Pool and (ii) the Aggregate Loan Balance of all Performing Loans in such Sale Date Loan Pool.
     “Timeshare Documents” means all documents executed by a purchaser of Points.
     “Timeshare Laws” means the provisions of any applicable laws, statutes or regulations and all amendments, modifications or replacements thereof and successors thereto, and all regulations and guidelines promulgated thereunder or with respect thereto, now or hereafter enacted.
     “Timeshare Loans” means all of the loans or credit sales made by an Originator secured by Points acquired by the Buyer including, inter alia. Eligible In-Transit Loans. “Timeshare Loan” means any one of the same.
     “Timeshare Loan Acquisition Price” means, on any date of determination with respect to any Sale Date Loan Pool, an amount equal to the Initial Purchase Price Installment plus the Deferred Purchase Price.
     “Timeshare Loan Documents” means, with respect to a Timeshare Loan and each Obligor, the related (i) Timeshare Loan Files and (ii) Timeshare Loan Servicing Files.
     “Timeshare Loan File” means, with respect to any purchaser of Points for which the Obligor is a party to a Timeshare Loan, the following documents executed by such purchaser or delivered in connection with such Timeshare Loan:
     (a) the original Obligor Note bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Timeshare Loan to the Last Endorsee, endorsed by the Last Endorsee, without recourse, in the following form: “Pay to the order of                     , without recourse” and signed in the name of the Last Endorsee by an authorized officer;

     (b) the original power of attorney (or a certified copy), if applicable;
     (c) the original or a copy of the Purchase Contract that relates to each Obligor Note, including any addenda thereto;
     (d) the original truth-in-lending disclosure statement (or a copy) that relates to each Timeshare Loan;
     (e) copy of Obligor identification document, such as a valid driver’s license;
     (f) the original completed and executed Quorum Membership Application;
     (g) the Obligor’s credit report;
     (h) signature verification form reflecting the signature of the Obligor; and
     (i) any other documents designated by the Buyer and approved by the Seller and the Custodian (such approval not to be unreasonably withheld) in a notice to the Seller and the Custodian.
     “Timeshare Loan Servicing File” means, with respect to each Timeshare Loan and each Obligor a copy of the related Timeshare Loan File and all other papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans.
     “Timeshare Portfolio Performance Event” shall have occurred if, as of any date of determination for any Sale Date Loan Pool, (a) the average of the Delinquency Levels for the three immediately preceding Due Periods is greater than the percentage specified in the Buyer’s Purchase Confirmation related to such Sale Date Loan Pool, or (b) the sum of the Default Levels for the three immediately preceding Due Periods is greater than the percentage specified in the Buyer’s Purchase Confirmation related to such Sale Date Loan Pool, or (c) the cumulative default percentage is greater than the percentage set forth for the applicable monthly period in Table 1 attached to the Buyer’s Purchase Confirmation related to such Sale Date Loan Pool.
     “Title Escrow Agent” means First American Title Insurance Company.
     “Transaction Accounts” means collectively, the Collection Account and such other accounts established by the Buyer pursuant to the Agreement.
     “Transaction Documents” means Agreement, the Undertaking Agreement, the Custodial Agreement, and all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby.
     “Transactions” means, except as specifically defined otherwise, collectively, the transactions taking place on the Closing Date or any Sale Date, as applicable.

     “Transfer Date” means with respect to a Qualified Substitute Timeshare Loan, the date on which the Seller acquires such Qualified Substitute Timeshare Loan and transfers such Qualified Substitute Timeshare Loan to the Buyer.
     “Transition Expenses” means any documented costs and expenses (other than general overhead expenses) incurred by the Back-Up Servicer should it become the successor Servicer as a direct consequence of the termination of the initial Servicer and the transition of the duties and obligations of the initial Servicer to the successor Servicer as such expenses have been approved by the Buyer (such approval not to be unreasonably withheld).
     “Trust Receipt” means the form of Exhibit A to the Custodial Agreement.
     “Undertaking Agreement” means, collectively, the agreements between the Undertaking Parties and the Buyer with respect to certain obligations of the Seller and Servicer, respectively.
     “Undertaking Parties” means Diamond Resorts Corporation, Diamond Resorts Holdings, LLC and Diamond Resorts Parent, LLC.
     “Underwriting Guidelines” means the purchase money credit criteria and underwriting guidelines attached as Exhibit D to the Agreement.
     “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in affect.
     “Unit” means a residential unit or dwelling at a Resort.
     “USAP” has the meaning set forth in Section 10(e)(iii)(A) of the Agreement.
     “WARN” means the Worker Adjustment and Retraining Notification Act.
     SECTION 2. Acquisition of Timeshare Loans.
     (a) Timeshare Loans. On each Sale Date, in return for the Timeshare Loan Acquisition Price for each Timeshare Loan to be sold on such Sale Date, the Seller does hereby sell, transfer, assign and grant to the Buyer, without recourse (except as provided in Section 7 and Section 10 hereof), all of the Seller’s right, title and interest in and to: (i) each Timeshare Loan listed on the related Sale Notice, (ii) the Receivables in respect of such Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents, (iv) all Related Security in respect of each such Timeshare Loan, (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property described in the foregoing clauses (i) through (v) being referred to as the “Conveyed Timeshare Property”). Upon such sale, the ownership of each such Timeshare Loan and all collections allocable to principal and interest thereon due after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Buyer, its successors and assigns. The Seller shall not take any action inconsistent with such Buyer ownership other than as may be required or permitted for consolidated financial and federal and state income tax reporting.
     Delivery of Timeshare Loan Documents. In connection with the sale, transfer, assignment and conveyance of the Timeshare Loans hereunder, the Buyer hereby directs the Seller and the Seller hereby agrees to deliver or cause to be delivered, within the time period set forth in Section 1.1(b) of the Custodial Agreement, to the Custodian all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.
     Collections. The Seller shall deposit or cause to be deposited all collections in respect of Timeshare Loans conveyed hereunder that are received by it on or after the related Cut-Off Date in the Collection Account.
     No Further Obligations. Based on the Seller’s representation and warranty in clause (kk) of Schedule I, neither the Buyer nor any subsequent assignee of the Buyer shall have any obligation or liability with respect to any Timeshare Loan nor shall the Buyer or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan. It is the intention of the parties hereto that no such obligation or liability is being assumed by the Buyer or any subsequent assignee herewith and any such obligation or liability is hereby expressly disclaimed.
     SECTION 3. Sale and Purchase Mechanics.
     The Seller shall give the Buyer prior written notice in substantially the form of Exhibit E hereto (a “Sale Notice”) not later than 2:00 p.m. (New York City time) on the date which is no less than three Business Days prior to the date of a proposed Sale (each such sale date, a “Sale Date”) or during the Start-up Period five Business Days prior to the date of a proposed Sale. Such Sale Notice shall specify (i) the principal amount of the Timeshare Loans and (ii) the proposed Sale Date, which must be a Business Day. The Buyer may act without liability upon the basis of written notice believed by the Buyer in good faith to be from the Seller (or from any Authorized Officer thereof designated in writing by the Seller to the Buyer). The Buyer shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Sale on behalf of the Seller until the Buyer receives written notice to the contrary. The Buyer shall have no duty to verify the authenticity of the signature appearing on any written Sale Notice. If the Buyer intends to enter into such Sale with the Seller, the Buyer will confirm by issuing a purchase confirmation in substantially the form in Exhibit F attached hereto (a “Buyer’s Purchase Confirmation”) no later than 12:00 p.m. (New York City time) on the Business Day prior to the proposed Sale Date that Buyer will fund in accordance with the Sale Notice. The Buyer’s Purchase Confirmation shall specify items including the following (w) the Buyer’s Purchase Price Percentage, (x) the Initial Purchase Price Installment for such Sale Date Loan Pool, (y) the Program Fee Rate, and (z) any fees and expenses payable by the Seller to the Buyer. If Seller decides to reject any Buyer’s Purchase Confirmation, it must provide notice to the Buyer no later than 3:00 p.m. (New York City time) on the Business Day prior to the proposed Sale Date. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller in the Sale Notice.

     SECTION 4. Conditions Precedent to Acquisition of Timeshare Loans. The obligations of the Buyer to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the conditions described below.
     (a) The Seller shall deliver to the Buyer the following with respect to Seller, dated as of Closing Date:
     (i) copies of the Organizational Documents of the Diamond Resorts Parties, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer or manager, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other jurisdiction in the United States in which the Diamond Resorts Parties are qualified to do business each dated a recent date prior to the Closing Date;
     (ii) resolutions of the Governing Body of the Diamond Resorts Parties approving and authorizing the execution, delivery and performance by each Diamond Resorts Party of the Transaction Documents to which it is a party, certified as of the Sale Date by the secretary or similar officer or manager of such Diamond Resorts Party as being in full force and effect without modification or amendment;
     (iii) signature and incumbency certificates of the officers or managers of the Diamond Resorts Parties executing the Transaction Documents;
     (iv) executed originals of the Transaction Documents to which Diamond Resorts Parties are a party;
     (v) such other documents relating to any of the foregoing as the Buyer may reasonably request;
     (vi) the Buyer shall have received a favorable written opinion of counsel for the Diamond Resorts Parties, satisfactory to the Buyer and its counsel, (A) dated the Closing Date, (B) addressed to the Buyer, and (C) covering such other matters relating to the Transaction Documents and the Transactions as the Buyer shall reasonably request;
     (vii) the Buyer shall have received Local Counsel Opinions dated the Closing Date, unless waived or extended by the Buyer, satisfying the Local Counsel Opinion Requirement. For the avoidance of doubt, such opinions may include, as reasonably requested by the Buyer, opinions related to the Points, the Resorts and the Collections;
     (viii) all corporate and other proceedings taken or to be taken in connection with the Transactions and the other transactions contemplated by this Agreement, and all documents incidental hereto and thereto, shall be satisfactory to the Buyer, and the Buyer shall have received all such counterpart originals or certified copies of such documents, in form and substance satisfactory to the Buyer, as the Buyer may reasonably request;
     (ix) all requisite and material Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no material litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby; and
     (x) such other documents, instruments, certificates and opinions as the Buyer may reasonably request.
     (b) The following shall be conditions precedent to any purchase by the Buyer of Timeshare Loans on each Sale Date (unless otherwise indicated or provided for herein) (which conditions must be satisfied no later than 2:00 p.m. (New York City time) on the second Business Day immediately preceding such Sale Date):
     (i) all representations and warranties of the Seller contained in Section 5 hereof and all information provided in the Schedule of Timeshare Loans attached as Exhibit 1 to the Timeshare Loan Transfer Certificate, the form of which appears as Exhibit G hereto, shall be true and correct as of a Sale Date, and the Seller shall have delivered to the Buyer an Officer’s Certificate to such effect;
     (ii) all representations and warranties of the Seller contained in Section 5(a) hereof shall be true and correct as if made on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) and all information provided in the Schedule of Timeshare Loans in respect of the Timeshare Loans shall be true and correct;
     (iii) immediately prior to the transfer of any Timeshare Loan to the Buyer, the Seller shall have full legal and equitable title to such Timeshare Loan, free and clear of any Liens;
     (iv) the Seller shall have delivered or shall have caused the delivery of (A) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a Trust Receipt therefor pursuant to the Custodial Agreement, (B) the Timeshare Loan Servicing Files to the Servicer and (C) an updated Schedule of Timeshare Loans to the Custodian, the Servicer, and the Buyer (notwithstanding anything in this Section 4(b) to the contrary, the delivery period set forth in the Custodial Agreement shall govern);
     (v) each Diamond Resorts Party shall have caused to be delivered to the Buyer an Officer’s Certificate to the effect that (A) the representations and warranties in each of the Transaction Documents made by such Diamond Resorts Party are true and correct in all respects on and as of the Sale Date as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all respects on and as of such earlier date), (B) each Diamond Resorts Party shall have performed in all respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before the Sale Date and (C) no Timeshare Portfolio Performance Event, Event of Default, Servicer Event of Default or Default shall have occurred and is continuing both before and after giving effect to the transactions contemplated to occur on or about the Sale Date;
     (vi) each transfer, assignment, sale and grant shall be evidenced by a Timeshare Loan Transfer Certificate. The Seller shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Buyer to be delivered by the Seller or performed or caused to be performed all other obligations required to be performed, including all filings, recordings and/or registrations as may be necessary in the opinion of the Buyer to establish and preserve the right, title and interest of the Buyer in the related Timeshare Loans;
     (vii) each Timeshare Loan shall be an Eligible Timeshare Loan;
     (viii) each Transaction Document shall be in full force and effect. All of the terms, covenants, agreements and conditions of each Transaction Document to be complied with and performed by each party thereto, as the case may be, by the Sale Date, shall have been complied with in all material respects or otherwise waived by the Buyer;
     (ix) such other documents, instruments, certificates and opinions as the Buyer may reasonably request including those set forth as the closing list are delivered; and
     (x) the Buyer shall have received a Sale Notice pursuant to Section 3 hereof.
     SECTION 5. Representations and Warranties of the Seller and the Buyer.
     (a) The Seller represents and warrants to the Buyer, as of the Closing Date and any Sale Date, as applicable, as follows:
     (i) Due Organization; Valid Existence; Good Standing. The Seller is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware; and is duly qualified to do business as a foreign company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on the business of the Seller or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any portion of the Conveyed Timeshare Property.

     (ii) Possession of Licenses, Certificates, Franchises and Permits. The Seller holds, and at all times during the term of this Agreement will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Conveyed Timeshare Property.
     (iii) Corporate Authority and Power. The Seller has, and at all times during the term of this Agreement will have, all requisite limited liability company power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. The Seller has all requisite limited liability company power and authority to acquire, own, transfer and convey the Conveyed Timeshare Property to the Buyer.
     (iv) Authorization, Execution and Delivery; Valid and Binding. This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by the Seller have been duly authorized, executed and delivered by the Seller and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the Seller in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, or reorganization of the Seller and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. This Agreement constitutes a valid transfer of the Seller’s interest in the Conveyed Timeshare Property to the Buyer.
     (v) No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by the Seller of this Agreement and any other Transaction Document to which the Seller is a party do not and will not (A) violate any of the provisions of the certificate of formation or limited liability company agreement of the Seller, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Seller or its properties or by which the Seller or its properties may be bound or affected, including, without limitation, any bulk transfer laws, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Seller or its properties or by which the Seller or its properties are bound or affected, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which it is bound or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.
     (vi) Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of the Seller is required which has not been obtained in connection with the authorization, execution, delivery or performance by the Seller of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of the Conveyed Timeshare Property.
     (vii) Defaults. The Seller is not in default under any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a Material Adverse Effect on the transactions contemplated hereunder or on the business, operations, financial condition or assets of the Seller, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
     (viii) No Material Adverse Effect. Since the end of Diamond Resorts Parent, LLC’s most recent, audited fiscal year, there has been no Material Adverse Effect with respect to any Diamond Resorts Party.
     (ix) Insolvency. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Conveyed Timeshare Property hereunder. On a Sale Date, the Seller will not engage in any business or transaction for which any property remaining with the Seller would constitute an unreasonably small amount of capital.
     (x) Pending Litigation or Other Proceedings. There is no pending or, to the best of the Seller’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Seller which, if decided adversely, would materially and adversely affect (A) the condition (financial or otherwise), business or operations of the Seller, (B) the ability of the Seller to perform its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party, (C) any of the Conveyed Timeshare Property or title of the Seller to any of the Conveyed Timeshare Property, or (D) the Buyer’s ability to foreclose or otherwise enforce its rights with respect to any of the Conveyed Timeshare Property, including without limitation the right to revoke or otherwise terminate the Timeshare Documents and related Points, and the rights of the Obligors to reserve the use and occupancy of a Unit in a Resort in accordance with the related Points.

     (xi) Information. No document, certificate or report furnished or required to be furnished by or on behalf of the Seller pursuant to this Agreement, in its capacity as the Seller, contains or will contain when furnished any untrue statement of a material fact or fails, or will fail, to state a material fact necessary in order to make the statements contained therein not misleading. There are no facts known to the Seller which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or business of the Seller, or which may impair the ability of the Seller to perform its obligations under this Agreement and any other Transaction Document to which it is a party, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Buyer by or on behalf of the Seller pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.
     (xii) Foreign Tax Liability. The Seller is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted the Seller concerning a withholding or other foreign tax liability.
     (xiii) Employee Benefit Plan Liability. (A) no “accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, exists with respect to any “employee pension benefit plan” (as such term is defined under ERISA) sponsored, maintained or contributed to by the Seller or any of its Affiliates with respect to any plan year beginning prior to January 1, 2008, and, to the Sellers’s knowledge, no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of any plan year beginning prior to January 1, 2008; (B) no unpaid “minimum required contribution” (as such term is defined under ERISA and the Code), whether or not such funding deficiency is waived, exists with respect to any employee pension benefit plan sponsored, maintained or contributed to by the Seller or any of its Affiliates with respect to any plan year beginning after December 31, 2007, and, to the Sellers’s knowledge, no event has occurred or circumstance exists that may result in an unpaid minimum required contribution as of the last day of the plan year beginning after December 31, 2007 of any such plan; (C) the Seller and each of its Affiliates has made all contributions required under each multiemployer plan (as such term is defined under ERISA) to which the Seller or any of its Affiliates contributes or in which the Seller or any of its Affiliates participates (a “Seller Multiemployer Plan”); and (D) neither the Seller nor any of its Affiliates has withdrawn from any Seller Multiemployer Plan with respect to which there is any outstanding liability and, to the Seller’s knowledge, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the partition, termination, reorganization or insolvency of, any Seller Multiemployer Plan that could result in any liability to the Seller.

     (xiv) Taxes. The Seller has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or such failure will not have a material adverse effect on the rights and interests of the Buyer. The Seller knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established. The Seller intends to pay all such taxes, assessments and governmental charges when due.
     (xv) Place of Business. The place of business where the Servicer on behalf of the Seller keeps its records concerning the Timeshare Loans will be 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 (or such other place specified by the Seller by written notice to the Buyer ). The principal place of business and chief executive office of the Seller is located at 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 (or such other place specified by the Seller by written notice to the Buyer).
     (xvi) Securities Laws. The Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.
     (xvii) Financial Statements. All financial statements provided by Seller to the Buyer present fairly in all material respects the financial condition and results of operations and cash flows of Diamond Resorts Parent, LLC and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities (to the extent required to be disclosed by GAAP), direct or contingent, of Diamond Resorts Parent, LLC and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject to audit and year-end adjustments.
     (xviii) Customer Identification Procedures. The identity of the Obligor to each Timeshare Loan has been confirmed and all information regarding the purchaser of the Points in the Timeshare Documents is complete and accurate.
     (b) The Seller hereby: (i) represents and warrants that immediately prior to the transfer of any Timeshare Loan to the Buyer, the Seller had full legal and equitable title to such Timeshare Loan, free and clear of any liens and encumbrances, and (ii) makes the representations and warranties contained in Schedule I hereto with respect to each Schedule II hereto with respect to the Resorts, such representations and warranties in both clauses (i) and (ii) for the benefit of the Buyer.

     (c) It is understood and agreed that the representations and warranties of the Seller set forth in this Section 5 shall survive the sale of any Conveyed Timeshare Property to the Buyer and any assignment thereafter by the Buyer.
     (d) With respect to any representations and warranties contained in Section 5(a) and Section 5(b) hereof, which are made to the Seller’s knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Buyer or any assignee thereof, then notwithstanding the Seller’s lack of knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made, such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase and substitution obligations described herein.
     (e) The Buyer represents and warrants to the Seller, as of the Closing Date and any Sale Date, as applicable, as follows:
     (i) Valid Existence; Good Standing. The Buyer is a federally chartered credit union duly organized and validly existing in good standing under the laws of the United States of America; and is duly qualified to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder.
     (ii) Authority and Power. The Buyer has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder.
     (iii) Authorization, Execution and Delivery; Valid and Binding. This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by the Buyer have been duly authorized, executed and delivered by the Buyer and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the Buyer in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, or reorganization of the Buyer and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.
     (iv) No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by the Buyer of this Agreement and any other Transaction Document to which the Buyer is a party do not and will not (A) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Buyer, including, without limitation, the Federal Credit

Union Act and its promulgating regulations, or (B) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Buyer is a party or by which it is bound.
     (v) Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of the Buyer is required which has not been obtained in connection with the authorization, execution, delivery or performance by the Buyer of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder.
     SECTION 6. Covenants of the Seller. The Seller hereby covenants and agrees with the Buyer as follows, that:
     (a) The Seller shall furnish copies of any Organizational Documents of any Diamond Resorts Parties that materially change subsequent to the Closing Date.
     (b) The Seller shall furnish to the Buyer, no later than 45 days after the end of each fiscal quarter, unaudited and internally prepared consolidated balance sheets and related statements of income, stockholder’s equity and cash flows for Diamond Resorts Parent, LLC as of and for each fiscal quarter from the Closing Date through the date all outstanding Timeshare Loans have been fully paid, in each case certified by its chief financial officer.
     (c) The Seller shall furnish to the Buyer, no later than 120 days after the end of each fiscal year, audited consolidated balance sheets and related statements of income, stockholder’s equity and cash flows for Diamond Resorts Parent, LLC as of and for each fiscal year from the Closing Date through the date all outstanding Timeshare Loans have been fully paid.
     (d) Concurrently with the submission of the financial statements required by Section 6(b) above, the Seller shall furnish to the Buyer through the date all outstanding Timeshare Loans have been fully paid, updates to each of the Schedules.
     (e) The Seller will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to enforce or cause the Servicer to enforce any of the Timeshare Loans in accordance with the Servicing Standard, provided, however, the Seller will not cause the Servicer to obtain on behalf of the Buyer, any Conveyed Timeshare Property or to take any actions with respect to any property the result of which would adversely affect the interests of the Buyer (including, but not limited to, actions which would cause the Buyer to be considered a holder of title, mortgagee-in-possession, or otherwise, or an “owner” or “operator” of timeshare property not in compliance with applicable environmental statutes).

     (f) The Seller shall preserve and defend title to the Timeshare Loans (including the right to receive all payments due or to become due thereunder), the interests in the Conveyed Timeshare Property, and preserve and defend the rights of the Buyer in the Conveyed Timeshare Property (including the right to receive all payments due or to become due thereunder) against the claims of all Persons and parties other than as permitted hereunder.
     (g) The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to it and its business and properties.
     (h) The Seller shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and, if applicable, all necessary sales finance company licenses.
     (i) On or prior to each Sale Date, the Seller shall indicate in its computer files and other records that each Timeshare Loan has been sold to the Buyer.
     (j) The Seller shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Buyer and that the Buyer is the owner of such Timeshare Loan.
     (k) Intentionally Omitted.
     (l) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Buyer may reasonably request, to perfect, protect or more fully evidence the acquisition of the Conveyed Timeshare Property by the Buyer from the Seller, or to enable the Buyer to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including but not limited to powers of attorney, Uniform Commercial Code financing statements and assignments of Timeshare Loan Document. The Seller hereby appoints the Servicer as attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Seller to enforce obligations of the Seller under this Section 6(l).
     (m) Any change in the legal name of Diamond Resorts Corporation or any Diamond Resorts Party and any use by any of the foregoing of any trade name, fictitious name, assumed name or “doing business as” name shall be promptly disclosed to the Buyer in writing.
     (n) Upon the discovery or receipt of notice of a material breach of any of its representations or warranties and covenants contained herein, the Seller shall promptly disclose to the Buyer, in reasonable detail, the nature of such breach.
     (o) The Seller shall immediately transfer to the Collection Account, as applicable, any payment it receives in respect of the Conveyed Timeshare Property.
     (p) In the event that the Seller or the Buyer or any assignee of the Buyer should receive actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of any Conveyed Timeshare Property, on written demand by the Buyer, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Buyer and any of its assignees harmless, on an after-tax basis, from and against any and all such transfer taxes.
     (q) The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure to comply with such laws, rules and regulations or the failure to preserve and maintain such existence, rights, franchises, qualifications and privileges could not reasonably be expected to materially adversely affect the collectability of the Conveyed Timeshare Property or the ability of the Seller to perform its obligations under this Agreement and any of the Transaction Documents to which it is a party.
     (r) The Seller will keep its principal place of business and chief executive office and the office where it keeps its records at the address of the Seller listed herein or, upon 30 days’ prior written notice to the Buyer, at any other location in jurisdictions where all actions reasonably requested by the Buyer to protect and perfect the interest in the Timeshare Loans under the applicable Uniform Commercial Code have been taken and completed within 10 days of such notice. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Timeshare Loans in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all (including, without limitation, records adequate to permit the daily identification of each Timeshare Loan) and all payments made with regard to the related Conveyed Timeshare Property prior to and on each Sale Date.
     (s) The Seller shall authorize and file such documents reasonably requested by the Buyer or which may be required by law to preserve and protect the interest of the Buyer hereunder in and to the Conveyed Timeshare Property.
     (t) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Buyer may reasonably request, to perfect, protect or more fully evidence the Conveyed Timeshare Property, or to enable the Buyer to exercise and enforce its rights and remedies hereunder or under any of the other Transaction Documents to which it is a party. The Seller has delivered to the Custodian a Lost Note Affidavit hereto in each instance where it is unable to provide a signed original Obligor Note, and the Buyer agrees that such Lost Note Affidavit shall be sufficient to satisfy its obligations hereunder.
     (u) The Seller authorizes the Buyer to file continuation statements, and amendments thereto, relating to the Conveyed Timeshare Property without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

     SECTION 7. Repurchases and Substitutions.
     (a) Mandatory Repurchase or Substitution for Breaches of Representations and Warranties. Upon the receipt of notice by the Seller of a breach of any of the representations and warranties in Section 5(a) or Section 5(b) hereof, the Seller shall within 30 days of such notice, either (i) cure in all material respects the circumstance or condition which has caused such representation or warranty to be breached, (ii) repurchase such Timeshare Loan at the Repurchase Price, or substitute one or more Qualified Substitute Timeshare Loans for such Timeshare Loan and pay the related Substitution Shortfall Amount, if any; provided, that to the extent a Timeshare Portfolio Performance Event has occurred and is continuing, the Seller shall use commercially reasonable efforts to repurchase such Timeshare Loan instead of replacing such Timeshare Loan.
     (b) Optional Repurchase or Substitution of Defaulted Timeshare Loans. During the occurrence and continuance of a Timeshare Portfolio Performance Event, the Seller shall have the option on any date, but not the obligation, to (i) repurchase a Defaulted Timeshare Loan from the Buyer for a price equal to the Repurchase Price therefor, or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any.
     (c) Limitations on Optional Repurchases and Substitutions of Defaulted Timeshare Loans. The aggregate Cut-Off Date Loan Balance of Defaulted Timeshares Loans that may be repurchased and substituted pursuant to Section 7(b) at the option of Seller shall be limited on any date to 15% for repurchases and 20% for substitutions of the highest aggregate Loan Balance of all Timeshare Loans owned by the Buyer since the Closing Date, less the aggregate of the Cut-Off Date Loan Balances of all Defaulted Timeshare Loans previously repurchased and substituted pursuant to Section 7(b).
     (d) Repurchase Prices and Substitution Shortfall Amounts. The Buyer or Servicer shall direct that the Seller remit all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts to the Collection Account. In the event that more than one Timeshare Loan is substituted pursuant to any of Sections 7(a) through 7(c) hereof on any date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such date.
     (e) Schedule of Timeshare Loans. The Buyer hereby directs, and the Servicer hereby agrees, on each date on which a Timeshare Loan has been repurchased or substituted to provide the Buyer with a revised Schedule of Timeshare Loans reflecting the removal of such Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.
     (f) Substitution Criteria. Each Qualified Substitute Timeshare Loan replacing a Timeshare Loan shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions herein for substitution of Timeshare Loans shall have been satisfied.

     (g) Officer’s Certificate. No substitution of a Timeshare Loan shall be effective unless the Servicer and the Buyer shall have received an Officer’s Certificate from the Seller indicating that the new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that the Timeshare Loan Files for such Qualified Substitute Timeshare Loan have been delivered to the Custodian.
     (h) Release. In connection with any repurchase or substitution of one or more Timeshare Loans contemplated by this Section 7, upon satisfaction of the conditions contained in this Section 7, the Buyer shall execute and deliver such releases and instruments of transfer or assignment presented to it by the Seller or its designee, in each case without recourse, as shall be necessary to vest in the Seller or its designee the legal and beneficial ownership of such Timeshare Loans. The Buyer shall, pursuant to the terms of the Custodial Agreement, cause the Custodian to release the related Timeshare Loan Files to the Seller or its designee and the Servicer to release the related Timeshare Loan Servicing Files to the Seller or its designee.
     (i) Sole Remedy. It is understood and agreed that the obligations of the Seller to repurchase and substitute Timeshare Loans contained in Section 7(a) hereof and the obligation of the Seller to indemnify pursuant to Section 10 hereof shall constitute the sole remedies for the breaches of any representation or warranty contained in Section 5(a) or Section 5(b) hereof.
     SECTION 8. Loan Collections, Distributions and Assignment of Defaulted Timeshare Loans to the Seller.
     (a) Collection Account. The Buyer will establish and maintain an account for its benefit (the “Collection Account”). The Buyer shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Buyer.
     (b) Distributions. On each Distribution Date, to the extent of Available Funds on deposit in the Collection Account relating to all Timeshare Loans purchased by Buyer, based on the Monthly Servicer Report, the Servicer shall direct the Collection Bank to make the following disbursements and distributions to the following parties, in the following order of priority:
     (i) to the Collection Bank, its fees, expenses and charges;
     (ii) to the Custodian, the Custodial Fees and expenses incurred by the Custodian that are reimbursable under the Custodial Agreement;
     (iii) to the Back-Up Servicer, the Back-Up Servicing Fee, plus any accrued and unpaid Back-Up Servicing Fees with respect to prior Distribution Dates plus any Transition Expenses incurred during the related Due Period (up to an aggregate cumulative total of $100,000);

     (iv) to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Distribution Dates;
     (v) to the Buyer, the aggregate of all Program Fee Amounts for all Sale Date Loan Pools sold by the Seller to the Buyer;
     (vi) to the Buyer, the aggregate of all Buyer Target Loan Pool Repayment Amounts for all Sale Date Loan Pools sold by the Seller to the Buyer;
     (vii) if a Timeshare Portfolio Performance Event shall have occurred and is continuing, to the Buyer, all remaining Available Funds, until the aggregate of all Net Investment Amounts for all Sale Date Loan Pools sold by the Seller to the Buyer has been reduced to zero;
     (viii) to Custodian and the Back-Up Servicer, any expenses not paid pursuant to clauses (i) and (ii) above, as applicable; and
     (ix) to the Seller, any remaining amounts, which represent Deferred Purchase Price installments to the Seller.
     (c) Assignment of Timeshare Loans To The Seller. So long as no Timeshare Loan Portfolio Event is continuing, on any Distribution Date upon which the Buyer’s Net Investment Amount is less than or equal to the Target Net Investment Amount after all payments have been made under Section 8(b)(v) on the Distribution Date, the Buyer will assign all Defaulted Timeshare Loans that it owns to the Seller without additional consideration. At such time as all Net Investment Amounts for all Sale Date Loan Pools sold by the Seller to the Buyer has been reduced to zero, Buyer will, for no additional consideration, assign all Timeshare Loans that it owns to the Seller. With respect to any assignment of Timeshare Loans by the Buyer to the Seller required hereunder, Buyer will deliver the Certificate of Assignment attached hereto as Exhibit K and by copy thereof, notify the Custodian of such assignment.
     SECTION 9. Indemnification by Seller.
     (a) The Seller agrees to indemnify the Back-Up Servicer, the Custodian, the Buyer and assignees of the Buyer (each an “Indemnified Party”, collectively, the “Indemnified Parties”) against any and all claims, losses, liabilities (including legal fees and related costs) that such Indemnified Parties may sustain directly or indirectly related to (i) any wrongful or negligent act of, or omission to act, by a Diamond Resorts Party, (ii) any inaccuracy or breach of the representations and warranties of the Seller under Section 5, Schedule I, or Schedule II hereof, (iii) any failure of a Diamond Resorts Party to perform any of its obligations under the Transaction Documents, (iv) any breach or alleged breach by a Diamond Resorts Party of any of the Timeshare Documents, (v) any failure of a Diamond Resorts Party to fulfill its obligations as manager of each Collection or each Resort, and (vi) a failure by the Seller to perform any of its obligations under the Transaction Documents (“Indemnified Amounts”) excluding, however: (A) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (B) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (C) any recourse to the Seller for a Defaulted Timeshare Loan; (D) Indemnified Amounts attributable to any violation by an Indemnified Party of any requirement of law related to an Indemnified Party; or (E) the operation or administration of the Indemnified Party generally and not related to this Agreement. The Seller shall: (x) promptly notify the Buyer if a claim is made by a third party with respect to this Agreement, the Timeshare Loans or any of the Conveyed Timeshare Property, and relating to (1) the failure by the Seller to perform its duties in accordance with the terms of this Agreement or (2) a breach of the Seller’s representations, covenants and warranties contained in this Agreement, and (y) assume (with the consent of the related Indemnified Party, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the related Indemnified Party in respect of such claim. If the Seller shall have made any indemnity payment pursuant to this Section 9 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Seller.
     (b) The Seller agrees to pay, and to indemnify, defend and hold harmless the Buyer from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Conveyed Timeshare Property to the Buyer hereunder including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Seller under this Agreement or the Servicer under the Agreement or imposed against the Buyer or otherwise. Notwithstanding any other provision of this Agreement, the obligation of the Seller under this Section 9(b) shall not terminate upon the resignation or removal of the Servicer pursuant to the Agreement and shall survive any termination of this Agreement.
     (c) The obligations of Seller under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement. Without limiting the foregoing, neither the lack of validity or enforceability of, or any modification to, any Transaction Document nor the existence of any claim, setoff, defense (other than a defense of payment) or other right which an Indemnitor may have at any time against the Buyer or any other Person, whether in connection with any Transaction Document or any unrelated transactions, shall constitute a defense to such obligations.
     (d) The obligations of the Seller under this Section 9 to indemnify the Indemnified Parties shall survive the termination of this Agreement and continue until the Timeshare Loans are paid in full or otherwise released or discharged.
     SECTION 10. Servicing.
     (a) Appointment of Servicer; Servicing Standard. Subject to the terms and conditions herein, the Buyer hereby appoints DFS as the initial Servicer hereunder. The

Servicer shall service and administer the Timeshare Loans and perform all of its duties hereunder in accordance with applicable law, the Collection Policy, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by institutions servicing timeshare loans secured by timeshare estates, or if a higher standard, the highest degree of skill and attention that the Servicer exercises with respect to comparable assets that the Servicer services for itself or its Affiliates (the “Servicing Standard”).
     (b) Payments on the Timeshare Loans.
     (i) The Servicer shall, in a manner consistent with the Collection Policy, direct or otherwise cause the Obligors as to all Timeshare Loans (other than Obligors paying by means of credit cards) to mail or deposit by electronic means all Receivables and other payments due thereunder, or to make or credit such payments pursuant to automated clearing house debit and credit payments or credit card processing, payment, remittance and collection agreements, directly to the Servicer’s existing centralized collection lockbox account (the “Centralized Lockbox Account”), which Centralized Lockbox Account shall consist of one or more accounts maintained by the Servicer at an Approved Financial Institution (each, a “Lockbox Bank”), acting with the consent, or at the direction, of the Buyer (or, if the Buyer shall have so required pursuant to Section 10(d)(iii) hereof, to a Lockbox Bank maintained by the Buyer for the benefit of the Buyer). Funds in the Centralized Lockbox Account shall be invested by the Lockbox Bank solely in Cash Equivalents. At all times, the Centralized Lockbox Account shall be subject to a Deposit Account Control Agreement in form and substance approved by the Buyer. The Centralized Lockbox Account shall be maintained at a bank acceptable to the Buyer.
     (ii) Within two Business Days after receipt of any Receivables or other payments due under the Timeshare Loans in the Centralized Lockbox Account, the Servicer shall determine and segregate such Receivables and other payments from any monies or other items in the Centralized Lockbox Account that do not relate to Receivables or other payments made on the Timeshare Loans, and within one Business Day thereafter the Servicer shall remit such Receivables and other payments to the Collection Account. The Servicer is not required to remit any Miscellaneous Payments or Processing Charges, to the extent received, to the Collection Account. In the event that Miscellaneous Payments or Processing Charges are erroneously deposited in the Collection Account, the Buyer shall direct the Collection Bank to pay from amounts on deposit in the Collection Account such funds to the Servicer prior to any distributions under Section 8(b) hereof on the next Distribution Date as instructed by the Servicer.
     (iii) If, notwithstanding such instructions as provided in Section 10(b)(i) hereof, any such Receivables or other payments are delivered to the Seller or to any other Diamond Resorts Entity (an “Erroneous Payee”), the Seller shall (or cause the Servicer to) deposit such Receivables or other payments into the Centralized Lockbox Account within two Business Days following the receipt. In the event the Servicer receives any Receivables or other payments directly from or on behalf of any Obligors, the Servicer shall receive all such Receivables and other payments in trust for the sole and exclusive benefit of the Buyer, and the Servicer shall deposit in the Collection Account all such Receivables and other payments (in the form so received by the Servicer) within two Business Days.
     (iv) All interest earned on funds received with respect to Timeshare Loans and any Processing Charges deposited in accounts of the Servicer or in the Centralized Lockbox Account prior to deposit to the Collection Account pursuant to Section 10(b)(ii) hereof shall be deemed to be additional compensation to the Servicer for the performance of its duties and obligations hereunder.
     (v) On any Sale Date, the Servicer shall deposit to the Collection Account all Receivables and other payments collected and received in respect of the Timeshare Loans (other than the amounts described in Section 10(b)(iv) hereof) after the related Cut-Off Date.
     (vi) Except for Defaulted Timeshare Loans transferred by the Buyer to the Seller, the Servicer shall net out Liquidation Expenses from any Liquidation Proceeds on Defaulted Timeshare Loans prior to deposit of the Liquidation Proceeds into the Collection Account pursuant to Section 10(b)(ii) hereof. To the extent that the Servicer shall subsequently recover any portion of such Liquidation Expenses from the related Obligor, the Servicer shall deposit such amounts into the Collection Account in accordance with Section 10(b)(ii) hereof.
     (vii) With respect to all prepayments in respect of Eligible In-Transit Loans, the Servicer shall enter into a Master Escrow Agreement with the Title Escrow Agent for the benefit of the Buyers. The Master Escrow Agreement shall provide that the Title Escrow Agent shall remit the following to the Collection Account after receipt of any prepayments on Eligible In-Transit Loans: (i) so long as no Event of Default, Servicer Event of Default or Timeshare Portfolio Performance Event has occurred, the amount advanced pursuant to this Agreement and as indicated in the Schedule of Eligible In-Transit Loans annexed to the Master Escrow Agreement and (ii) after the occurrence of an Event of Default, Servicer Event of Default or Timeshare Portfolio Performance Event, the entire amount received. The Servicer shall notify the Title Escrow Agent of the occurrence of an Event of Default, Servicer Event of Default or Timeshare Portfolio Performance Event.
     (c) Duties and Responsibilities of the Servicer.
     (i) In addition to any other customary services which the Servicer may perform or may be required to perform hereunder, the Servicer shall perform or cause to be performed through sub-servicers, the following servicing and collection activities in accordance with the Servicing Standard:

     (A) perform standard accounting services and general recordkeeping services with respect to the Timeshare Loans;
     (B) respond to telephone or written inquiries of Obligors concerning the Timeshare Loans;
     (C) keep Obligors informed of the proper place and method for making payment with respect to the Timeshare Loans;
     (D) contact Obligors to effect collection and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans and doing so by any lawful means, including but not limited to (1) mailing of routine past due notices, (2) preparing and mailing collection letters, (3) contacting delinquent Obligors by telephone to encourage payment, and (4) mailing of reminder notices to delinquent Obligors;
     (E) report tax information to Obligors and taxing authorities to the extent required by law;
     (F) take such other action as may be necessary or appropriate in the discretion of the Servicer for the purpose of collecting and transferring to the Buyer for deposit into the Collection Account all payments received by the Servicer or remitted to any of the Servicer’s accounts in respect of the Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Agreement;
     (G) arranging for Liquidations of Points related to Defaulted Timeshare Loans and remarketing such Points;
     (H) except for Timeshare Loans assigned by the Buyer to the Seller, dispose of Points related to the Defaulted Timeshare Loans;
     (I) to the extent requested by the Buyer, use reasonable best efforts to enforce the purchase obligation of the Seller under the Agreement;
     (J) not modify, waive or amend the terms of any Timeshare Loan unless a default on such Timeshare Loan has occurred or is imminent or unless such modification, amendment or waiver will not: (1) alter the interest rate on or the principal balance of such Timeshare Loan, (2) shorten the final maturity of, lengthen the timing of payments of either principal or interest under, or any other terms of, such Timeshare Loan, (3) adversely affect the Points underlying such Timeshare Loan or (4) reduce materially the likelihood that payments of interest and principal on such Timeshare Loan will be made when due; provided, however, that the Servicer may make the modifications, amendments or waivers described in clause (1) through (4) above, so long as such modifications, amendments or waivers are not made with respect to more than 2% of the Timeshare Loans by Aggregate Loan Balance on the related Sale Date prior to such modification, amendment or waiver; provided, further, the Servicer may grant an extension of the final maturity of a Timeshare Loan if the Servicer, in its reasonable discretion, determines that (i) such Timeshare Loan is in default or default on such Timeshare Loan is likely to occur in the foreseeable future, and (ii) the value of such Timeshare Loan will be enhanced by such extension, provided that the Servicer will not (x) grant more than one extension per calendar year with respect to a Timeshare Loan or (y) grant an extension for more than one calendar month with respect to a Timeshare Loan in any calendar year;
     (K) not impose an interest rate on any Defaulted Timeshare Loan in excess of the maximum prescribed by the National Credit Union Association, which is eighteen percent (18%) per annum simple interest at the date of this Agreement but may be modified from time to time;
     (L) deliver such information and data to the Back-Up Servicer as is required under this Agreement; and
     (M) at the reasonable request of the Buyer, furnish to the Buyer such underlying data as can be generated by the Servicer’s existing data processing system without undue modification or expense; provided, however, nothing in this provision materially changes or modifies the ongoing data reporting requirements under this Section 10.
     (ii) For so long as a Diamond Resorts Party controls the Resorts, the Servicer shall use commercially reasonable best efforts to maintain or cause to maintain the Resorts in good repair, working order and condition (ordinary wear and tear excepted).
     (iii) For so long as a Diamond Resorts Party controls the Resorts, the manager, related management contract and master marketing and sale contract (if applicable) for each Resort at all times shall be reasonably satisfactory to the Buyer. For so long as a Diamond Resorts Party controls the Association for a Resort, and a Diamond Resorts Entity is the manager, (A) if an amendment or modification to the related management contract and master marketing and sale contract materially and adversely affects the Buyer, then it may only be amended or modified with the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed and (B) if an amendment or modification to the related management contract and master marketing and sale contract does not materially and adversely affect the Buyer the Servicer shall send a copy of such amendment or modification to the Buyer with the Monthly Report to be delivered subsequent to the effective date of such amendment or modification.
     (iv) In the event any Lien (other than a Permitted Lien) attaches to any Timeshare Loan or related collateral from any Person claiming from and through a Diamond Resorts Entity which has a Materially Adverse Effect on the Buyer’s interest in such Timeshare Loan, the Servicer shall, within the earlier to occur of ten Business Days after receiving notice of such attachment or the respective lienholders’ action to foreclose on such lien, either (A) cause such Lien to be released of record, (B) provide the Buyer with a bond in accordance with applicable law, issued by a corporate surety acceptable to the Buyer, in an amount and in form reasonably acceptable to the Buyer or (C) provide the Buyer with such other security as the Buyer may reasonably require.
     (v) The Servicer shall: (A) promptly notify the Buyer of (1) receiving notice of any claim, action or proceeding which may be reasonably expected to have a material adverse effect on the Conveyed Timeshare Property, or any material part thereof, and (2) any action, suit, proceeding, order or injunction of which Servicer becomes aware after the date hereof pending or threatened against or affecting the Servicer or any Affiliate which may be reasonably expected to have a material adverse effect on the Conveyed Timeshare Property or the Servicer’s ability to service the same; (B) at the request of Buyer with respect to a claim or action or proceeding which arises from or through the Servicer or one of its Affiliates, appear in and defend, at Servicer’s expense, any such claim, action or proceeding which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same; and (C) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a material adverse effect on the Conveyed Timeshare Property or the Servicer’s ability to service the same.
     (vi) Except for any security interest granted prior to the date of this Agreement, the Servicer shall not, and shall not permit any Person to, encumber, pledge or otherwise grant a Lien (other than in the normal course of business) or security interest in and to the Reservation System (including, without limitation, all hardware, software and data in respect thereof) and furthermore agrees, and shall use commercially reasonable efforts to keep the Reservation System operational, not to dispose of the same and to allow the Collection the use of, and access to, the Reservation System.
     (vii) The Servicer shall (A) notify the Buyer ten days prior to any material amendment or change to the Collection Policy or the Underwriting Guidelines and (B) obtain the Buyer’s prior written consent (which consent will not be unreasonably withheld or delayed) for any material amendment or change; provided, that the Servicer may immediately implement any changes (and provide notice to the Buyer subsequent thereto) as may be required under applicable law from time to time upon the reasonable determination of the Servicer; and provided, further, that the Servicer shall deliver a copy of any non-material amendments or changes to the Collection Policy or the Underwriting Guidelines to the Buyer with the Monthly Servicer Report to be delivered subsequent to the effective date of such amendments or changes.

     (viii) In connection with the Servicer’s duties under Sections 10(c)(i)(G), 10(c)(i)(H), and 10(c)(i)(I) above, the Servicer will undertake such duties in the ordinary course in a manner similar and consistent with (or better than) the manner in which the Servicer sells or markets other Points it or its Affiliates owns. In addition, in connection with the Servicer’s duties under Sections 10(c)(i)(G), 10(c)(i)(H) and 10(c)(i)(I) above, the Servicer agrees that the Buyer shall be entitled to proceeds from the sale of Points before the Servicer or any of the Servicer’s Affiliates (other than Affiliates engaged primarily in receivables securitizations and other forms of conduit financings).
     (ix) Except for any Timeshare Loan assigned by the Buyer to the Seller, if any Points related to a Defaulted Timeshare Loan is not a Retained Asset and is remarketed, or that a Retained Asset is subsequently remarketed or otherwise sold, the Servicer agrees that it shall require that Liquidation Proceeds be in the form of cash only.
     (x) The Servicer agrees that, with respect to Timeshare Loan Files related to Eligible In-Transit Loans, it shall (A) maintain and hold such Timeshare Loan Files for the exclusive benefit of the Buyer on behalf of the Buyer and (B) shall deliver such Timeshare Loan Files to the Custodian as soon as practicable. Except as approved by the Buyer, the Servicer shall not deliver possession of such Timeshare Loan Files to any Person other than the Custodian.
     (xi) Not later than three months after the Closing Date, the Servicer shall provide the Buyer with its written oversight policy for its cash and borrowing base management procedures, collateral identification, management and loan file custody systems and methodology, financial and contractual covenant compliance, loan servicing and reporting procedures and communication system with the Buyer and the Custodian in a form satisfactory to the Buyer.
     (d) Servicer Events of Default.
     (i) If any Servicer Event of Default shall have occurred, the Buyer may, terminate, by notice in writing to the Servicer, all of the rights and obligations of the Servicer, as Servicer under this Agreement.
     (ii) If any Authorized Officer of the Servicer shall have knowledge of the occurrence of a default by the Servicer hereunder, the Servicer shall promptly notify the Buyer, the Seller and the Back-Up Servicer, and shall specify in such notice the action, if any, the Servicer is taking in respect of such default.
     (iii) If any Servicer Event of Default shall have occurred and not been waived hereunder, the Buyer shall direct and the Servicer shall cause to be delivered notices to the Obligors related to the Timeshare Loans instructing such Obligors to remit payments in respect thereof to a lockbox account established and specified by the Buyer, such lockbox to be maintained as an Eligible Account for the benefit of the Buyer.
     (e) Accountings; Statements and Reports.
     (i) Monthly Servicer Report. Not later than the fourth Business Day preceding a Distribution Date, the Servicer shall deliver to the Seller, the Buyer, and the Back-Up Servicer a report (the “Monthly Servicer Report”) substantially in the form of Exhibit H hereto, detailing certain activity relating to the Timeshare Loans. The Monthly Servicer Report shall be completed with the information specified therein for the related Due Period and shall contain such other information as may be reasonably requested by the Seller or the Buyer in writing at least five Business Days prior to the date on which the Servicer is required to deliver the Monthly Servicer Report. Each such Monthly Servicer Report shall be accompanied by an Officer’s Certificate of the Servicer in the form of Exhibit I hereto, certifying the accuracy of the computations reflected in such Monthly Servicer Report. The Servicer agrees to consult and cooperate with the Seller in the preparation of the Monthly Servicer Report.
     (ii) Quarterly Certification as to Compliance. The Servicer shall deliver to the Seller and the Buyer an Officer’s Certificate on or about December 31 of each year commencing in 2010: (A) to the effect that a review of the activities of the Servicer’s performance under this Agreement during 2010 and each following year for so long as the Agreement is in effect has been made under the supervision of the officers executing such Officer’s Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Agreement, and either (1) stating that based on such review no Servicer Event of Default is known to have occurred and is continuing, or (2) if such a Servicer Event of Default is known to have occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof, and (B) describing in reasonable detail to his knowledge any occurrence in respect of any Timeshare Loan which would be of adverse significance to a Person owning such Timeshare Loan.
     (iii) Annual Accountants’ Reports. Within 120 days of the Servicer’s fiscal year end commencing with the end of the 2010 fiscal year, the Servicer, at Servicer’s expense, shall:
     (A) cause a firm of independent public accountants or other diligence firm approved by the Buyer to furnish a certificate or statement (and the Servicer shall provide a copy of such certificate or statement to the Seller and the Buyer), to the effect that such firm has performed certain procedures with respect to the Servicer’s servicing controls and procedures for the previous fiscal year and that, on the basis of such firm’s procedures conducted substantially in compliance with standards established by the American Institute of Certified Public Accountants, nothing has come to the attention of such firm indicating that the Servicer has not complied with the minimum servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America (“USAP”), except for such significant exceptions or errors that, in the opinion of such firm, it is required to report;
     (B) cause a firm of independent public accountants or other diligence firm approved by the Buyer to furnish a certificate or statement to the Seller and the Buyer to the effect that such firm has (1) read this Agreement, (2) has performed certain procedures, in accordance with USAP, with respect to the records and calculations set forth in the Monthly Servicer Reports delivered by the Servicer during the reporting period and certain specified documents and records relating to the servicing of the Timeshare Loans and the reporting requirements with respect thereto and (3) on the basis of such firm’s procedures, certifies that except for such exceptions as such firm shall believe immaterial and such other exceptions as shall be set forth in such statement, (x) the information set forth in such Monthly Servicer Reports was correct; and (y) the servicing and reporting requirements have been conducted in compliance with this Agreement; and
     (C) cause a firm of independent public accountants or other diligence firm approved by the Buyer to furnish a certificate or statement to the Seller and the Buyer, to the effect that such firm has, using a sample of Timeshare Loans, confirmed that (1) charge-offs have been made in accordance with the policies of the Servicer and in accordance with the Transaction Documents, (2) current outstanding Loan Balances are accurate, (3) remittances to the Collection Accounts are timely and accurate, (4) any automated clearing house debits have been made properly, and (5) the data from the Monthly Servicer Reports agree with data in the Servicer’s systems.
     (iv) Report on Proceedings and Servicer Event of Default. The Servicer shall provide: (A) Promptly upon the Servicer’s becoming aware of any proposed or pending investigation of it by any Governmental Authority or any court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and subsidiaries, as a whole, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or (B) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice to the Seller, the Buyer, and the Back-up Servicer describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto.

     (v) Reports. The initial Servicer will cause to be delivered all reports required to be delivered by Diamond Resorts Corporation under this Agreement.
     (f) Records. The Servicer shall maintain all data for which it is responsible (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Timeshare Loans (which data and records shall be clearly marked to reflect that the Timeshare Loans have been sold to the Buyer) at its principal business address or, upon 15 days’ notice to the Seller and the Buyer, at such other place where any Servicing Officer of the Servicer is located, and shall give the Seller and the Buyer or their authorized agents access to all such information at all reasonable times, upon 72 hours’ written notice.
     (g) Fidelity Bond; Errors and Omissions Insurance.
     (i) The Servicer shall maintain or cause to be maintained a fidelity bond and errors and omissions insurance with respect to the Servicer in such form and amount as is customary for institutions acting as custodian of funds in respect of timeshare loans or receivables. Any such fidelity bond or errors and omissions insurance shall be maintained in a form and amount that would meet the requirements of prudent institutional loan servicers.
     (ii) No provision of this Section 10(g) requiring such fidelity bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and errors and omissions insurance policy which, by the terms of such fidelity bond and such errors and omissions insurance policy, the coverage afforded thereunder extends to the Servicer. Upon a request of the Buyer, the Servicer shall deliver to the Buyer, a certification evidencing coverage under such fidelity bond or such errors and omissions insurance policy. Any such fidelity bond or errors and omissions insurance policy shall not be canceled or reduced without ten days’ prior written notice to the Buyer.
     (h) Merger or Consolidation of the Servicer.
     (i) The Servicer shall promptly provide written notice to the Buyer of any merger or consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchise as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Timeshare Loans and to perform its duties under this Agreement.
     (ii) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (A) is a company whose business includes the servicing of assets similar to the Timeshare Loans and shall be authorized to transact business, as may be required, in the state or states in which the related Points to service are sold; (B) is a U.S. Person; and (C) delivers to the Buyer (1) an agreement, in form and substance reasonably satisfactory to the Seller and the Buyer, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement and (2) an Opinion of Counsel as to the enforceability of such agreement.
     (i) Sub-Servicing. The Servicer may enter into one or more subservicing agreements with a subservicer so long as any such subservicer must be acceptable to the Buyer. References herein to actions taken or to be taken by the Servicer in servicing the Timeshare Loans include actions taken or to be taken by a subservicer on behalf of the Servicer. Any subservicing agreement will be upon such terms and conditions as the Servicer may reasonably agree and as are not inconsistent with this Agreement. The Servicer will be responsible for compliance with the Fair Debt Collection Practices Act and any other applicable laws, rules or regulations by any entity to which the Servicer delegates its duties. The Servicer shall be solely responsible for any subservicing fees. Notwithstanding any subservicing agreement, the Servicer (and the Successor Servicer if it is acting as such pursuant to Section 10(p) hereof) shall remain obligated and liable for the servicing and administering of the Timeshare Loans in accordance with this Agreement without diminution of such obligation or liability by virtue of such subservicing agreement and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Timeshare Loans.
     (j) Servicer Not To Resign. The Servicer shall not resign from the duties and obligations hereby imposed on it under this Agreement.
     (k) Fees and Expenses. As compensation for the performance of its obligations under this Agreement, the Servicer shall be entitled to receive on each Distribution Date, from amounts on deposit in the Collection Account and in the priorities described in Section 8(b) hereof, the Servicing Fee and as additional compensation, the amounts described in Section 10(b)(ii) hereof. Other than Liquidation Expenses, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.
     (l) Access to Certain Documentation. Prior to a Servicer Event of Default, upon five Business Days’ prior written notice (or without prior written notice following a Servicer Event of Default), the Servicer will, from time to time during regular business hours, as requested by the Seller or, the Buyer prior to the occurrence of a Servicer Event of Default, at the expense of the Seller and upon the occurrence and continuance of a Servicer Event of Default, at the expense of the Servicer, permit such Seller or Buyer or its agents or representatives, as the case may be, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to the servicing of the Timeshare Loans serviced by it and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Timeshare Loans with any of the officers, employees or accountants of the Servicer having knowledge of such matters. Nothing in this Section 10(l) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 10(l).
     (m) No Offset. Prior to the termination of this Agreement, the obligations of Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Seller or the Buyer whether in respect of this Agreement, any Timeshare Loan or otherwise.
     (n) Cooperation. The Seller and the Buyer agree to cooperate with the Servicer in connection with the Servicer’s preparation of the Monthly Servicer Report, including without limitation, providing account balances of Transaction Accounts and notification of the Events of Default or Timeshare Portfolio Performance Events and other information of which the Seller or the Buyer has knowledge which may affect the Monthly Servicer Report.
     (o) Indemnification, Third Party Claim. The Servicer agrees to indemnify the Seller, the Buyer, and the Custodian (collectively, the “Servicer Indemnified Parties”) from and against any and all actual damages (excluding economic losses related to the collectability of any Timeshare Loan), claims, reasonable attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that each may sustain (collectively, the “Servicer Indemnified Amounts”) because of the failure of the Servicer to service the Timeshare Loans in accordance with the Servicing Standard or otherwise perform its obligations and duties hereunder in compliance with the terms of this Agreement, or because of any act or omission by the Servicer due to its negligence or willful misconduct in connection with its maintenance and custody of any funds, documents and records under this Agreement, or its release thereof except as contemplated by this Agreement. The Servicer shall immediately notify the Seller and the Buyer if it has knowledge or should have knowledge of a claim made by a third party with respect to the Timeshare Loans, and, if such claim relates to the servicing of the Timeshare Loans by the Servicer, assume, with the consent of the Buyer, the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it. This Section 10(o) shall survive the termination of this Agreement or the resignation or removal of the Servicer hereunder.
     (p) Back-Up Servicer and Successor Servicer.
     (i) Subject to the terms and conditions herein, the Buyer hereby appoints Wells Fargo Bank, National Association as the initial Back-Up Servicer hereunder. The Back-Up Servicer shall perform all of its duties hereunder in accordance with applicable law, the terms of this Agreement, the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by the Back-Up Servicer with respect to comparable assets that the Back-Up Servicer services for itself or other Persons. The Back-Up Servicer shall be compensated for its services hereunder by the Back-Up Servicing Fee.
     (ii) Not later than the fourth Business Day preceding a Distribution Date (unless otherwise requested more frequently by the Buyer), the Servicer shall prepare and deliver to the Back-Up Servicer: (A) a copy of the Monthly Servicer Report and all other reports and notices, if any, delivered to the Seller and the Buyer (collectively, the “Monthly Reports”); (B) a computer file or files stored on disk, magnetic tape or provided electronically, prepared in accordance with the record layout for data conversion attached hereto as Exhibit J and made a part hereof (the “Tape(s)”); and (C) a computer file or files stored on diskette, magnetic tape or provided electronically containing cumulative payment history for the Timeshare Loans, including servicing collection notes (the “Collection Reports”). The Tape(s) shall contain (y) all information with respect to the Timeshare Loans as of the close of business on the last day of the Due Period necessary to store the appropriate data in the Back-Up Servicer’s system from which the Back-Up Servicer will be capable of preparing a daily trial balance relating to the data and (z) an initial trial balance showing balances of the Timeshare Loans as of the last business day corresponding to the date of the Tape(s) (the “Initial Trial Balance”). The Back-Up Servicer shall have no obligations as to the Collection Reports other than to insure that they are able to be opened and read (which it shall determine promptly upon receipt). The Servicer shall give prompt written notice to the Buyer and the Back-Up Servicer of any modifications in the Servicer’s servicing systems.
     (iii) The Back-Up Servicer shall use the Tape(s) and Initial Trial Balance to ensure that the Monthly Reports are complete on their face and the following items in such Monthly Reports have been accurately calculated, if applicable, and reported: (A) the Aggregate Loan Balance, (B) the payments to be made pursuant to Section 8(b) hereof, (C) the Default Level for each Sale Date Loan Pool, and (D) the Delinquency Level for each Sale Date Loan Pool. The Back-Up Servicer shall give written notice to the Buyer of any discrepancies discovered pursuant to its review of the items required by this Section 10(p)(iii) or if any of the items in Section 10(p)(ii) cannot be opened and read within two (2) Business Days of the discovery thereof.
     (iv) Other than the duties specifically set forth in this Agreement and those additional standard reports or services the Servicer or the Buyer may request of the Back-Up Servicer from time to time, the Back-Up Servicer shall have no obligation hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Back-Up Servicer shall have no liability for any action taken or omitted to be taken by the Servicer.

     (v) From and after the receipt by the Servicer of a written termination notice pursuant to Section 10(d)(i) hereof, and upon written notice thereof to the Back-Up Servicer from the Buyer, all authority and power of the Servicer under this Agreement, whether with respect to the Timeshare Loans or otherwise, shall pass to and be vested in the Back-Up Servicer, as the Successor Servicer, on the Assumption Date (as defined in Section 10(p)(vi) hereof).
     (vi) The Servicer shall perform such actions as are reasonably necessary to assist the Buyer and the Successor Servicer in such transfer of the Servicer’s duties and obligations pursuant to Section 10(p)(vi) hereof. The Servicer agrees that it shall promptly (and in any event no later than five Business Days subsequent to its receipt of the notice of termination) provide the Successor Servicer (with costs being borne by the Servicer) with all documents and records (including, without limitation, those in electronic form) reasonably requested by it to enable the Successor Servicer to assume the Servicer’s duties and obligations hereunder, and shall cooperate with the Successor Servicer in effecting the assumption by the Successor Servicer of the Servicer’s obligations hereunder, including, without limitation, the transfer within two Business Days to the Successor Servicer for administration by it of all cash amounts which shall at the time or thereafter received by it with respect to the Timeshare Loans (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination). If the Servicer fails to undertake such action as is reasonably necessary to effectuate such transfer of its duties and obligations, the Buyer, or the Successor Servicer if so directed by the Buyer, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things reasonably necessary to effect the purposes of such notice of termination. Promptly after receipt by the Successor Servicer of such documents and records, the Successor Servicer will commence the performance of such servicing duties and obligations as successor Servicer in accordance with the terms and conditions of this Agreement (such date, the “Assumption Date”), and from and after the Assumption Date the Successor Servicer shall receive the Servicing Fee and agrees to and shall be bound by all of the provisions of this Article V and any other provisions of this Agreement relating to the duties and obligations of the Servicer, except as otherwise specifically provided herein. Servicer shall continue its servicing obligations under this Agreement up to the Assumption Date which shall in no event be more than thirty (30) days from receipt by the Servicer of a written termination notice without the consent of the Buyer, such consent not be unreasonably withheld.
     (vii) Notwithstanding anything contained in this Agreement to the contrary, the Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the Servicer relating to the Timeshare Loans (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Successor

Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Servicer becomes aware of Errors or Continued Errors, the Successor Servicer shall, with the prior consent of the Buyer, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors and to recover its costs thereby.
     (viii) The Successor Servicer shall have: (A) no liability with respect to any obligation which was required to be performed by the terminated or resigned Servicer prior to the Assumption Date or any claim of a third party based on any alleged action or inaction of the terminated or resigned Servicer, (B) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (C) no obligation to pay any taxes required to be paid by the Servicer, (D) no obligation to pay any of the fees and expenses of any other party involved in this transaction that were incurred by the prior Servicer and (E) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.
     (ix) In the event that Wells Fargo Bank, National Association as the initial Back-Up Servicer is terminated for any reason, or fails or is unable to act as Back-Up Servicer and/or as Successor Servicer, the Buyer may enter into a back-up servicing agreement with a back-up servicer, and may appoint a successor servicer to act under this Agreement, in either event on such terms and conditions as are provided herein as to the Back-Up Servicer or the Successor Servicer, as applicable, or on such other terms and conditions as may be reasonably acceptable to the Buyer.
     (x) The Back-Up Servicer shall adhere to the Collection Policy of the Servicer in the performance of its duties hereunder and shall not modify the Collection Policy of the Servicer without the prior written approval of the Buyer.
     (q) Limitation of Liability. It is expressly understood and agreed by the parties hereto that DFS is executing this Agreement solely as Servicer and DFS undertakes to perform such duties and only such duties as are specifically set forth in this Agreement applicable to the Servicer. It is expressly understood and agreed by the parties hereto that Wells Fargo Bank, National Association, is executing this Agreement solely as Back-Up Servicer, and Wells Fargo Bank, National Association undertakes to perform such duties and only such duties as are specifically set forth in this Agreement applicable to the Back-Up Servicer and the Back-Up Servicer as Successor Servicer, as the case may be.

     (r) Representations and Warranties of the Initial Servicer. The initial Servicer hereby represents and warrants as of the Closing Date, the following:
     (i) Organization and Authority. The Servicer:
     (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;
     (B) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and
     (C) has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities (including its activities as Servicer hereunder) makes such filings, franchises, licenses, permits or registrations necessary.
     (ii) Place of Business. The address of the principal place of business and chief executive office of the Servicer is 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 and there have been no other such locations since September 1, 2008.
     (iii) Compliance with Other Instruments, etc. The Servicer is not in violation of any term of its certificate of incorporation and by-laws. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of the Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Servicer pursuant to the terms of any instrument or agreement to which the Servicer is a party or by which it is bound, or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Servicer.
     (iv) Compliance with Law. The Servicer is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other). The policies and procedures set forth in the Collection Policy and Underwriting Guidelines are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.
     (v) Pending Litigation or Other Proceedings. There is no pending or, to the best of the Servicer’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Servicer, (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of this Agreement or any other documents or transactions contemplated under this Agreement, (iii) any property or title of any Obligor to any Points or (iv) the Buyer’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.
     (vi) Taxes. It has timely filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith.
     (vii) Transactions in Ordinary Course. The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.
     (viii) Securities Laws. The Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (ix) Proceedings. The Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.
     (x) Defaults. The Servicer is not in default under any material agreement, contract, instrument or Agreement to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder and to the Servicer’s knowledge, as applicable, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or Agreement, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
     (xi) Insolvency. The Servicer is solvent. Prior to the date hereof; the Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Servicer would constitute an unreasonably small amount of capital. In addition, the Servicer has not incurred debts that would be beyond the Servicer’s ability to pay as such debts matured.
     (xii) No Consents. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party. The Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Servicer.
     (xiii) Name. The legal name of the Servicer is as set forth in the signature page of this Agreement and the Servicer does not have any trade names, fictitious names, assumed names or “doing business as” names.
     (xiv) Information. No document, certificate or report furnished by the Servicer, in writing, pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There are no facts relating to the Servicer as of the Sale Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Servicer, or which may impair the ability of the Servicer to perform its obligations under this Agreement, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.
     (xv) Collection Policy. The Collection Policy represents the policies of the Servicer and, to the best knowledge of the Servicer, is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests.
     (s) Representations and Warranties of the Back-Up Servicer. The Back-Up Servicer hereby represents and warrants as of the Closing Date, the following:
     (i) The Back-Up Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States.
     (ii) The execution and delivery of this Agreement and the other Transaction Documents to which the Back-Up Servicer is a party, and the performance and compliance with the terms of this Agreement and the other Transaction Documents to which the Back-Up Servicer is a party by the Buyer or Back-Up Servicer, as applicable, will not violate the Back-Up Servicer’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.
     (iii) The Back-Up Servicer has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and has duly executed and delivered this Agreement and the other Transaction Documents to which it is a party.
     (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Back-Up Servicer, enforceable against the Back-Up Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
     (v) The Back-Up Servicer is not in violation of, and its execution and delivery of this Agreement and the other Transaction Documents to which it is a party and its performance and compliance with the terms of this Agreement and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Back-Up Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Back-Up Servicer, as applicable, to perform its obligations under any Transaction Document to which it is a party.
     (vi) No litigation is pending or, to the best of the Back-Up Servicer’s knowledge, threatened against the Back-Up Servicer that, if determined adversely to the Back-Up Servicer, would prohibit the Back-Up Servicer, as applicable, from entering into any Transaction Document to which it is a party or, in the Back-Up Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Back-Up Servicer to perform its obligations under any Transaction Document to which it is a party.
     (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Back-Up Servicer of or compliance by the Back-Up Servicer with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents has been obtained and is effective.

     (viii) The Back-Up Servicer is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other). The policies and procedures set forth in the Collection Policy and Underwriting Guidelines are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Back-Up Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.
     (ix) There is no pending or, to the best of the Back-Up Servicer’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Back-Up Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Back-Up Servicer, (ii) the ability of the Back-Up Servicer to perform its obligations under, or the validity or enforceability of this Agreement or any other documents or transactions contemplated under this Agreement, (iii) any property or title of any Obligor to any Points or (iv) the Buyer’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.
     (x) The Back-Up Servicer is not in default under any material agreement, contract, instrument or Agreement to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder and to the Back-Up Servicer’s knowledge, as applicable, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or Agreement, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
     SECTION 11. No Proceedings. The Seller hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Buyer or any Resort, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing loan purchased by the Buyer.
     SECTION 12. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

     SECTION 13. No Waiver; Remedies. No failure on the part of the Seller, the Buyer or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.
     SECTION 14. Binding Effect; Assignability & Survivability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Buyer and their respective successors and permitted assigns. Any assignee shall be an express third party beneficiary of this Agreement, entitled directly to enforce this Agreement. The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer and each of its assignees. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Section 5 hereof and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Buyer, as applicable. The representations, warranties and certifications of the Seller made in this Agreement or in any certificate or other writing delivered by the Seller pursuant hereto shall survive the initial and each subsequent Sale Date.
     SECTION 15. Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Seller from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by the Seller in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances.
     SECTION 16. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.
     SECTION 17. GOVERNING LAW; CONSENT TO JURISDICTION.
     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK).
     (b) THE SELLER AND THE BUYER HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE

ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER AND THE BUYER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 17 SHALL AFFECT THE RIGHT OF THE SELLER OR THE BUYER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.
     SECTION 18. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
     SECTION 19. Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.
     SECTION 20. Confidentiality. The parties agree to maintain the confidentiality of any information regarding the other party and its affiliates obtained in connection with this Agreement that is not publicly available, including without limitation, business data; provided, however, that the Issuer may reveal such information (i) as necessary or appropriate in connection with the administration or enforcement of this Agreement, (ii) as required by law, government regulation, court proceeding or subpoena and (iii) as necessary or appropriate in connection with any governmental filings pursuant to the Transaction Documents.
     SECTION 21. Multiple Roles. The parties expressly acknowledge and consent to Wells Fargo Bank, National Association, acting in the multiple roles of the Custodian, the Back-Up Servicer and the Successor Servicer. Wells Fargo Bank, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Wells Fargo Bank, National Association.
     SECTION 22. Statements Required in Certificates or Opinions. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     SECTION 23. Fees, Expenses, Payments, Etc.
     (a) The Seller agrees to pay on the Closing Date and on each Sale Date, to the Buyer all reasonable costs and expenses in connection with the preparation, execution, delivery, administration (including any requested amendments, waivers or consents of any of the Transaction Documents) of this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses (i) of Buyer in performing due diligence on Seller and the Conveyed Timeshare Property and (ii) of outside counsel for the Buyer with respect thereto.
     (b) The Seller agrees to pay to the Buyer, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of outside counsel), if any, in connection with the enforcement of any of the Transaction Documents, and the other documents delivered thereunder or in connection purchase of the Timeshare Loans.
     (c) The Seller agrees to pay on demand any and all documentary, stamp, transfer and other taxes and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Transaction Documents or the other documents and agreements to be delivered hereunder and thereunder or otherwise in connection with the purchase of the Timeshare Loans, and agrees to save the Buyer harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.
     (d) Periodic fees or other periodic amounts payable hereunder shall be calculated on the basis of a 360-day year and for the actual days elapsed.
     (e) All payments to be made hereunder or under the Agreement, whether on account of Net Investment Amounts, Program Fee Amounts principal, interest, fees or otherwise, shall be made without setoff or counterclaim to the Buyer and shall be made prior to 1:00 p.m. (New York City time) on the due date thereof to the account specified from time to time by the Buyer. Payments received after 3:00 p.m. (New York City time) shall be deemed to have been made on the next Business Day. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) any Diamond Resorts Party makes a payment to the Buyer or (ii) the Buyer receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or Federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Buyer, as the case may be.
     SECTION 24. Term of the Agreement. This Agreement shall continue in full force and effect through the Agreement Termination Date.
     SECTION 25. Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that each transfer of Conveyed Timeshare Property to be made pursuant to the terms hereof shall constitute a sale by the Seller to the Buyer and not a loan secured by the Conveyed Timeshare Property. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto that (a) the Seller shall be deemed to have granted to the Buyer as of the date hereof a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising, the Conveyed Timeshare Property, and (b) this Agreement shall constitute a security agreement under applicable law.
[Signatures on next page]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DRI QUORUM 2010 LLC, as Seller

By:	/s/ David F. Palmer

Name: David F. Palmer
Title: President

	Address:	10600 West Charleston Boulevard
Las Vegas, Nevada 89135
	Attention:	General Counsel
	Telephone:	702-823-7560
	Facsimile:	702-765-8610

QUORUM FEDERAL CREDIT UNION, as Buyer

By:

Name:
Title:

	Address:	2 Manhattanville Road
Suite 401
Purchase, New York 10577
	Attention:	President/CEO
	Telephone:	914-641-3739
	Facsimile:	914-641-3777

DIAMOND RESORTS FINANCIAL SERVICES, INC., as Servicer

By:	/s/ David F. Palmer

Name: David F. Palmer
Title: Executive Vice President

	Address:	10600 West Charleston Boulevard
Las Vegas, Nevada 89135
	Attention:	General Counsel
	Telephone:	702-823-7560
	Facsimile:	702-765-8610

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DRI QUORUM 2010 LLC, as Seller

By:

Name: David F. Palmer
Title: President

	Address:	10600 West Charleston Boulevard
Las Vegas, Nevada 89135
	Attention:	General Counsel
	Telephone:	702-823-7560
	Facsimile:	702-765-8610

QUORUM FEDERAL CREDIT UNION, as Buyer

By:	/s/ Bruno Sementilli

Name: Bruno Sementilli
Title: President

	Address:	2 Manhattanville Road
Suite 401
Purchase, New York 10577
	Attention:	President/CEO
	Telephone:	914-641-3739
	Facsimile:	914-641-3730

DIAMOND RESORTS FINANCIAL SERVICES, INC., as Servicer

By:

Name: David F. Palmer
Title: President

	Address:	10600 West Charleston Boulevard
Las Vegas, Nevada 89135
	Attention:	General Counsel
	Telephone:	702-823-7560
	Facsimile:	702-765-8610

WELLS FARGO BANK, N.A., as Back-Up Servicer

By:	/s/ Marianna C. Stershic

Name: Marianna C. Stershic
Title: Vice President

Address:
Attention:
Telephone:
Facsimile:

Schedule I
Representations and Warranties as to Timeshare Loans
     (a) All federal, state or local laws, rules or regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to the Timeshare Loan or the sale of the Points have been complied with in all material respects such that any violation of any such law, rule or regulation would not impair the collectibility of such Timeshare Loan. The applicable rescission period for such Timeshare Loan has expired. The Timeshare Loan was not originated in, or is subject to the laws of, any jurisdiction under which the transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable.
     (b) Other than an In-Transit Loan, the Timeshare Loan has cleared escrow. The related Obligor has not been released, in whole or in part, from any of its material obligations in respect of the Timeshare Loan. The applicable Obligor Note or Purchase Contract, if applicable, has not been satisfied, canceled, rescinded or subordinated, in whole or in part, and no instrument has been executed that would effect any such satisfaction, release, cancellation, subordination or rescission. No instrument has been executed that would effect any such release, satisfaction, cancellation, rescission or subordination.
     (c) The sale of the related Points has not been canceled by the applicable Obligor or any originator. Any statutory or other applicable cancellation or rescission period related to the sale of the Points has expired. The Points purchased by the applicable Obligor has not been surrendered in accordance with the terms of the relevant Purchase Contract.
     (d) Each Purchase Contract and Obligor Note and each other document in the related Timeshare Loan File is genuine and the legal, valid and binding obligation of the applicable Obligor, is enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law), and is not subject to any dispute, right of setoff, recoupment, counterclaim, or defense of any kind, whether arising out of transactions concerning such Timeshare Loan or otherwise, and no such right has been asserted with respect thereto.
     (e) Other than with respect to an In-Transit Loan, all of the related Timeshare Loan Servicing Files for such Timeshare Loan have on or prior to the Sale Closing Date (or the related Substitution Date) been obtained by the Servicer and all the related Timeshare Loan Files are in the possession of the Custodian, the Custodian has issued a Trust Receipt (as defined in the Custodial Agreement) therefor and no Material Exceptions (as defined in the Custodial Agreement) have been cited by the Custodian. With respect to an In-Transit Loan, all the related Timeshare Loan Files are in transit to the Custodian and the Custodian will issue a Trust Receipt no later than 45 days following the related Sale Date.
     (f) The related Obligor Note is payable in United States Dollars.

Schedule I-1

     (g) The percentage of Timeshare Loans where the Obligor is not a citizen or resident of, and making payments from, the United States, Canada, Puerto Rico, the U.S. Virgin Islands or U.S. military bases does not exceed 5.00% of the Aggregate Loan Balance as of the Initial Cut-Off Date or any Substitution Date.
     (h) Such Timeshare Loan is not more than 30 days delinquent (without giving effect to any applicable grace period) on any payment of principal or interest as of the Initial Cut-Off Date or any Substitution Date.
     (i) The aggregate amount owing from the related Obligor with respect to all Timeshare Loans does not exceed $175,000 in the aggregate.
     (j) The related Obligor Note evidences a fully amortizing debt obligation which bears a fixed rate of interest, provides for substantially level monthly payments of principal and interest (other than the final payment thereon), and is for a term not exceeding 120 months.
     (k) The related Obligor Note may be prepaid in full without penalty.
     (l) The related Obligor has been instructed to remit all payments to the Centralized Lockbox Account or such other lockbox account(s) at Approved Financial Institutions that are subject to a Deposit Account Control Agreement or a substantially similar control agreement.
     (m) The related Obligor is not (i) a Person (other than an individual) that is affiliated with or employed by Diamond Resorts Corporation or any of its Affiliates, including the Servicer, or (ii) a Governmental Authority.
     (n) The applicable assignment of Purchase Contract and the endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Purchase Contract, and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof.
     (o) All of the condominium and apartment units related to the Timeshare Loans in the Resorts are located in buildings whose construction has been completed and certificate of occupancy has been issued, in the manner required by applicable state and local laws.
     (p) In the case of each Purchase Contract related to a Timeshare Loan, the related Unit, if any, is an apartment or unit at a Resort and the related Points Purchase Contract grants the related Obligor the right to use and occupy one or more apartments or units at a Resort. The related Purchase Contract has been duly filed and recorded with all appropriate governmental authorities in all jurisdictions in which such related Purchase Contract is required to be filed and recorded to enable the Issuer and its assigns to enforce the revocation and termination rights granted in the Points Purchase Contract.
     (q) Immediately prior to any transfer contemplated pursuant to this Agreement of Timeshare Loans from the Assignor to the Assignee, the Assignor will own full legal and equitable title to each such Timeshare Loan, free and clear of any Lien or ownership interest in favor of any other Person. All of the Assignor’s right, title and interest in and to each such Timeshare Loan has been validly and effectively transferred to the Assignee pursuant to this

Schedule I-2

Agreement. All of the Transferors’ right, title and interest in and to each such Timeshare Loan has been validly and effectively transferred to the Seller pursuant to the Purchase Agreements.
     (r) The related Purchase Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Points of the benefits of the security interests or other remedies intended to be provided thereby. There is no exemption available to the related Obligor which would interfere with the transferee’s right to enforce its revocation and termination rights under the related Purchase Contract other than that which may be available under applicable bankruptcy, debt relief, homestead statutes or the Servicemembers Relief Act or similar applicable laws.
     (s) The Timeshare Loan is not and has not been secured by any collateral except the Purchase Contract and the Points.
     (t) Finance charges include a fixed monthly collection fee and a monthly simple interest finance charge based on the scheduled principal balance (regardless of when payments are actually received) and a monthly rate equal to a fixed annual rated divided by twelve (12).
     (u) The proceeds of each Timeshare Loan have been fully disbursed and no Timeshare Loan requires any additional performance by any Person.
     (v) The terms of each Purchase Contract and Obligor Note have not been modified in any material respect.
     (w) Each Timeshare Loan secured by a Purchase Contract requires the Obligor to pay all taxes, insurance premiums and maintenance costs with respect to the related Resort or Collection, as applicable. There are no delinquent taxes, ground rents, water charges, sewer rents, or assessments outstanding with respect to any of the Points, nor any other material outstanding Liens affecting the Points, other than Permitted Liens.
     (x) No consent, approval, order or authorization of, and no filing with or notice to, any court or governmental authority in respect of any Obligor is required which has not been obtained in connection with the sale of any Timeshare Loans to the Seller or in connection with the sale of any Timeshare Loans by the Buyer.
     (y) No selection procedures reasonably believed by the Assignor to be adverse to the Assignee were utilized in selecting any Timeshare Loans.
     (z) Each Obligor Note constitutes an “instrument” under the Uniform Commercial Code of the jurisdiction in which such Obligor Note will at all times be located. Each Timeshare Loan which is not evidenced by an Obligor Note constitutes either “tangible chattel paper” or a “payment intangible” within the meaning of the Uniform Commercial Code in which such tangible chattel paper is located, in the case of tangible chattel paper, or within the meaning of the Uniform Commercial Code of the State of Delaware in the case of a payment intangible. There is no more than one original executed copy of each Obligor Note or Purchase Contract.
     (aa) The related Obligor has equity as of the Closing Date equal to at least 10% of the sale price of the Timeshare Property securing such Timeshare Loan.

Schedule I-3

     (bb) The related Obligor has not previously had any portion of a scheduled payment delinquent for more than 180 days on a Timeshare Loan.
     (cc) The Timeshare Loan was originated in compliance with Underwriting Guidelines (as such Underwriting Guidelines may be amended from time to time in the manner provided for by the Transaction Documents).
     (dd) Such Timeshare Loan is not more than 30 or more days’ delinquent on any payment of principal or interest as of the Initial Cut-Off Date or Substitution Cut-Off Date, as applicable.
     (ee) The Local Counsel Opinion Requirement with respect to the related Resort or Collection has been satisfied.
     (ff) Each Obligor has signed the Quorum Membership Application.
     (gg) With respect to any Timeshare Loan, all timeshare property and other real estate interests which are identified as available for use by owners of Points is (i) titled in the name of the Collection Trustee and held in trust, free and clear of any Lien or ownership interest in favor of any Person, (ii) covered by a title insurance policy issued by a title insurer qualified to do business in the jurisdiction where such timeshare property or other real estate interest is located and (iii) related to a Collection.
     (hh) With respect to any Timeshare Loan, none of the related Collection Developer, Collection Trustee and/or Collection Association is in default under the related Collection Trust Agreement or has caused the ratio of Points to available intervals or Units to fall below required levels.
     (ii) Such Timeshare Loan, when aggregated with all other Timeshare Loans transferred on the same date shall not cause the average FICO score of the Obligors related to such Timeshare Loans to be less than 700.
     (jj) Such Timeshare Loan, when aggregated with all other outstanding Timeshare Loans shall not cause the average FICO score of the related Obligors to be less than 675.
     (kk) No holder of the Timeshare Loan has any existing or future obligations or liabilities with respect to such Timeshare Loan or the related Obligor.
     (ll) No Timeshare Loan is subject to an annual percentage rate (APR) reflected in the truth-in-ending disclosure statement or similar disclosure form greater than the maximum prescribed by the National Credit Union Association, which is currently eighteen percent (18%) but may be modified from time to time.
     (mm) No Timeshare Loan shall have financed the purchase of a sample or trial product.

Schedule I-4

Schedule II
Representations and Warranties as to Resorts
     (a) Points.
          (i) The sale, offering for sale and financing of Points (A) do not constitute the sale, or the offering for sale, of securities subject to registration requirements of the Securities Act or any state or foreign securities laws, (B) except to the extent that any such violation(s), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, do not violate Timeshare Laws or any other law of any state or foreign country in which sales or solicitation of Points occur and (C) except to the extent that any such violation(s), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, do not violate any consumer credit or usury laws of any state or foreign country in which sales or solicitations of Points occur. Except to the extent that any such failure(s), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Diamond Resorts Entities have not failed to make or cause to be made any registrations or declarations with any Governmental Authority necessary to the ownership of the Resorts or to the conduct of their business, including laws and regulations applicable to their business and activities, the operation of the Resorts and the sale, or offering for sale, of Points. Except to the extent that any such noncompliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Diamond Resorts Entities have, to the extent required by their activities and businesses, complied with all laws and regulations applicable to their businesses and activities.
          (ii) Exhibit 1 hereto sets forth, with respect to each Resort, (A) the states and countries in which Points with respect to such Resort are being sold or marketed, (B) if such Resort is a Points Based Resort and (C) for each Points Based Resort, the trust or other entity that is the owner of the real property rights with respect to such Resort. The applicable Diamond Resorts Entity has filed in each jurisdiction in which such filing is a legal prerequisite to the marketing of the Points therein all applicable documents with the appropriate Governmental Authorities required to authorize the sale of Points in such jurisdictions and has subjected each Resort to certain limitations, restrictions, conditions and covenants as described in the timeshare declarations and as hereinafter set forth in accordance with the provisions of any applicable Timeshare Laws, except for any failure to make such filings or any failure to subject each Resort to certain limitations, restrictions, conditions and covenants that could that are not reasonably be expected to have a Material Adverse Effect. All material documents used in connection with the creation of the Points, the sale of the Points and the operation of the Resort as a timeshare resort, including, without limitation, the Declaration (as hereinafter defined), by-laws and rules and regulations of the homeowner’s association, the management agreement, the form of contract of sale and deeds, and all other documents used by the Diamond Resorts Entities in connection with the sale of Points, and the operation of the Resort as a timeshare resort and the regulation, management and administration thereof comply with all Timeshare Laws, except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect.
     (b) Timeshare Interest Exchange Network. The exchange system operated by Diamond Resorts International Club, Inc. (f/k/a Club Sunterra, Inc.) (d/b/a THE Club) is being

Schedule II-1

operated in compliance with all applicable Timeshare Laws, except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect. To the extent Diamond Resorts Entities have entered into written agreements with Resort Condominiums International, LLC, Interval International, Inc. or other exchange networks, such Diamond Resorts Entities are members and participants pursuant to validly executed and enforceable written agreements in Resort Condominiums International, LLC, and/or Interval International, Inc. and/or other exchange networks, as applicable. Such Diamond Resorts Entities have paid all fees and other amounts due and owing under such agreements and are not otherwise in default in any respect thereunder, except to the extent that could not reasonably be expected to result in a Material Adverse Effect.
     (c) Common Areas. To the extent that Diamond Resorts Entities are obligated to construct common areas and amenities, the common areas and amenities appurtenant to sold Points, and the streets and other off-site improvements contained within the projects, have been completed or a bond insuring the completion thereof has been obtained, except to the extent that such failure to complete or post a bond is not reasonably likely to have a Material Adverse Effect, and such interests in such common areas are free and clear of all Liens except Permitted Liens.
     (d) Homeowners’ Association, Maintenance Fees and Developer Subsidies. All homeowners’ association, maintenance fees and/or developer subsidies, as applicable, required to be paid by any Diamond Resorts Entity and which are past due have been paid, except to the extent that such past due fees do not exceed $3,000,000 in the aggregate.
     (e) Condemnation. No condemnation or other proceeding in the nature of eminent domain has been commenced or to any Diamond Resorts Entity’s best knowledge, is threatened or contemplated with respect to all or any portion of any Resort or for the relocation of roadways providing access to any Resort.
     (f) Utilities and Public Access. Each Resort has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Resort for its respective intended uses. All public utilities necessary to the full use and enjoyment of each Resort for are located either in the public right-of-way abutting such Resort (which are connected so as to serve such Resort without passing over the property) or in recorded easements serving such Resort for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.
     (g) Use of Property. Each Resort is used exclusively as a timeshare resort, hotel and/or other appurtenant and related uses.
     (h) Certificate of Occupancy; Licenses. All Licenses have been obtained and are in full force and effect. Each applicable Diamond Resorts Entity shall keep and maintain all Licenses necessary for the operation of each Resort as a timeshare resort. The use being made of each Resort is in conformity with the certificate of occupancy issued for such Resort.
     (i) Flood Zone. None of the improvements on any Resort are located in an area as identified by the Federal Emergency Management Agency as an area having special flood

Schedule II-2

hazards or, if so located, flood insurance in commercially reasonable amounts is in full force and effect with respect to each Resort.
     (j) Physical Condition. Except as set forth on Exhibit 2 attached hereto, each Resort, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists on the Closing Date or any Sale Date no structural or other material defects or damages in any Resort, whether latent (to the knowledge of the Diamond Resorts Entities or otherwise; and no Diamond Resorts Entity has received on the Closing Date or any Sale Date notice from any insurance company or bonding company of any defects or inadequacies in any Resort, or any part hereof, which would materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
     (k) Boundaries. All of the improvements which were included in determining the appraised value of each Resort lie wholly within the boundaries and building restriction lines of such Resort, and no improvements on adjoining properties encroach upon such Resort, and no easements or other encumbrances upon the applicable Resort encroach upon any of the improvements, so as to affect the value or marketability of the applicable Resort except those which are insured against by a title insurance policy.
     (l) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of any Timeshare Property to the applicable Obligor have been paid.
     (m) Illegal Activity. No portion of any Timeshare Property has been or will be purchased with proceeds of any illegal activity.
     (n) Embargoed Person. None of the funds or other assets of any Diamond Resorts Entity constitute property of, or are beneficially owned, directly or indirectly, by any Person subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. I et seq., and any executive orders or regulations promulgated thereunder with the result that the investment in any Diamond Resorts Entity (whether directly or indirectly), is prohibited by law or the Notes issued by the Buyer are in violation of law (“Embargoed Person”). No Embargoed Person has any interest of any nature whatsoever in any Diamond Resorts Entity with the result that the investment in any Diamond Resorts Entity (whether directly or indirectly), is prohibited by law or are in violation of law. None of the funds of any Diamond Resorts Entity have been derived from any unlawful activity with the result that the investment in any Diamond Resorts Entity (whether directly or indirectly), is prohibited by law or is in violation of law.
     (o) Management Agreements. Each Resort Association which a Diamond Resorts Entity or its Affiliate currently manages was duly organized and is validly existing. Each

Schedule II-3

agreement to which a Diamond Resorts Entity or an Affiliate thereof is a party, pursuant to which management services are currently being performed with respect to a Resort (each, a “Management Agreement”), is in full force and effect. The applicable Diamond Resorts Entity or an Affiliate thereof has performed in all material respects all of its obligations under each such Management Agreement.
     (p) Insurance. Each Resort which is currently managed by a Diamond Resorts Entity or an Affiliate thereof is insured through the applicable Resort Association if there is one, and if not, through a Diamond Resorts Entity, in the event of fire or other casualty for the full replacement value thereof, and in the event that the Timeshare Properties should suffer any loss covered by casualty or other insurance, upon receipt of any Insurance Proceeds, the Associations, or a Diamond Resorts Entity, are required, during the time such Timeshare Properties are covered by such insurance, under the applicable governing instruments either to repair or rebuild the portions of the applicable Resorts or to pay such proceeds to the holders of any Mortgages secured by a timeshare estate in the portions of the applicable Resorts. Each Resort in the United States which is currently managed by a Diamond Resorts Entity or an Affiliate thereof and which is located in a designated flood plain maintains flood insurance in an amount not less than the maximum level available under the National Flood Insurance Program.
     (q) Litigation. No action, suit, proceeding or investigation is pending or, to the best of the knowledge of any Representing Party, threatened against any Resort Association or any Resort which is currently managed by a Diamond Resorts Entity or an Affiliate thereof that, if adversely determined, would have a material adverse impact on the Resorts, the Timeshare Property or the value of the Notes.

Schedule II-4

Exhibit 1 to Schedule II
Marketing By States and Countries

		Point Based	If Points Based, Owner of
Name of Entity	Location of Sales[1,2,3]	Resort?	Real Property Rights
Bent Creek Golf Village	Sevier County, Tennessee; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Cypress Pointe I	Orange County, FL; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Cypress Pointe II	Orange County, FL; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Daytona Beach Regency	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Desert Paradise	Clark County, NV; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Flamingo Beach Resort & Villas	No on-site sales; DRUSC locations	Yes	First National Trustee Company (UK) Ltd., as Trustee through its subsidiary, Saint Maarten Title Limited

Grand Beach I	Orange County, FL; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Grand Beach II	Orange County, FL; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Greensprings Vacation Resort	James City County, VA; DRUSC locations	Yes	First American Trust, FSB, as Trustee

The Historic Powhatan Resort	James City County, VA; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Island Links	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Ka’anapali Beach	Kauai, HI; DRHC locations	Yes	First American Trust, FSB, as Trustee

Lake Tahoe	El Dorado County, CA; DRUSC and DRCC locations	Yes	First American Trust, FSB, as Trustee
Exhibit 1 to Schedule II

		Point Based	If Points Based, Owner of
Name of Entity	Location of Sales[1,2,3]	Resort?	Real Property Rights
London Bridge Resort	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Marquis Villas Resort	No sales at this time	No	NA

The Point at Poipu	Kauai, HI; also permitted in Nevada and Texas; DRHC locations	Yes	First American Trust, FSB, as Trustee

Polo Towers Suites	Clark County, Nevada; DRUSC Locations[4]	Yes	First American Trust, FSB, as Trustee

Polynesian Isles	No on-site sales; DRUSC Locations	Yes	First American Trust, FSB, as Trustee

The Ridge on Sedona Golf	Yavapai County, AZ; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Ridge Pointe	No on-site sales; DRUSC Locations	Yes	First American Trust, FSB, as Trustee

Royal Dunes at Port Royal	No sales at this time	No	NA

Royal Palm Beach	No on-site sales; DRUSC locations	Yes	First National Trustee Company (UK) Ltd., as Trustee through its subsidiary, Saint Maarten Title Limited

San Luis Bay Inn	San Luis Obispo County, CA; DRUSC and DRCC locations	Yes	First American Trust, FSB, as Trustee

Scottsdale Links Resort	Maricopa County, AZ; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Scottsdale Villa Mirage	Maricopa County, AZ; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Sedona Springs	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Sedona Summit	Yavapai County, AZ; DRUSC and DRHC locations	Yes	First American Trust, FSB, as Trustee

The Suites at Fall Creek	Taney County, MO; DRUSC locations	Yes	First American Trust, FSB, as Trustee
Exhibit 1 to Schedule II

		Point Based	If Points Based, Owner of
Name of Entity	Location of Sales[1,2,3]	Resort?	Real Property Rights
Tahoe Beach & Ski Club	No on-site sales; DRCC Locations	Yes	First American Trust, FSB, as Trustee

Villas at Poco Diablo	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Villas at Polo Towers	Clark County, NV; DRUSC and DRHC locations[4]	Yes	First American Trust, FSB, as Trustee

Villas de Santa Fe	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee

Villas of Sedona	No on-site sales; DRUSC locations	Yes	First American Trust, FSB, as Trustee

[1]	Diamond Resorts U.S. Collection (“DRUSC”) memberships are currently sold at sales centers located in the following states: Arizona, California, Florida, Missouri, Nevada, Tennessee, and Virginia (collectively referred to as “DRUSClocations”). DRUSC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alabama, Alaska, Arkansas, Arizona, California, Colorado, District of Columbia , Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Vermont, Washington, Wisconsin, and Wyoming.

[2]	Diamond Resorts Hawaii Collection (“DRHC”) memberships are currently sold at sales centers located in the following states: Hawaii (collectively referred to as “DRHC locations”). DRHC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alaska, Arizona, California, Georgia, Hawaii, Kansas, Michigan, Nevada, North Carolina, Texas, Vermont, Wisconsin, and Wyoming.

[3]	Diamond Resorts California Collection (“DRCC”) memberships are currently sold at sales centers located in the following states: California (collectively referred to as “DRCC locations”). DRCC is registered, or exempt from registration or other regulations, to market or sell memberships in the following states: Alaska, California, Georgia, Kansas, Michigan, North Carolina, Vermont, Washington, Wisconsin and Wyoming.

[4]	This timeshare plan is registered for sale in Nevada, and some intervals are held and are being sold by Diamond Resorts Polo Development, LLC.
Exhibit 1 to Schedule II

Exhibit 2 to Schedule II
Physical Condition
Exhibit 2 to Schedule II

Exhibit A
COLLECTION POLICY
     Collections and delinquencies are managed utilizing technology to minimize account delinquencies by promoting satisfactory customer relations. The Servicer’s collection policy is designed to maximize cash flow into the organization and assist each customer with the management of his or her account while enjoying the vacation ownership experience. Technological capabilities include predictive dialer, integrated software modules, automated lock box processing, and automated credit card processing.
     The Servicer’s collection department manages loan delinquencies by both phone and mail contact with the borrower initiated at 10 days from the time a loan becomes delinquent. At 30 days delinquent, the Servicer typically sends another letter advising the obligor to bring the account current while collection calls continue. Once the account reaches 60 days delinquent, the borrower is notified by mail that his/her loan balance has accelerated.

Summary of collection timeline:

Upon boarding	Customer service team conducts welcome calls.

10 Days Past Due	A past due notice is generated and mailed.

Collection calls commence.

30 Days Past Due	A letter is sent advising that 2 payments are now due and payable within 7 days. Continue collection calls.

60 Days Past Due	A letter is sent advising the customer that the loan balance has been accelerated and that legal action will commence within 30 days if delinquency is not resolved.

90 Days Past Due	Account is transferred to loss mitigation for recovery efforts.

90 – 180 Days Past Due	Telegram like letter is sent / Last chance. Deed in lieu of foreclosure or foreclosure process begins.

180 Days +	Charge offs

Exhibit A-1

Loss Mitigation / Default Processing Timeline
(by underlying inventory type)

Inventory Type	Cancelation Schedule / Timeline
Deeded / Fee Simple Title Loans that reach 181+ or are canceled prior to reaching 181 are charged off and go into our default calculations	90 Days: Referred to Loss Mitigation Group for full reinstatement (loan brought current), work-out/payment plan, or deed in lieu of foreclosure (if we get a DIL from our obligor we will transfer the inventor into one of our Points based trusts to be resold and cancel the loan within 45 days).
120-130 Days: Notice of termination is mailed via certified mail.
180-200 Days: Forwarded to foreclosure and referred to LOGS for foreclosure process to commence.
220-250 Days: Foreclosure Sale Complete/Loan is canceled (wide range is based on individual state requirements
280-500Days: Deeded inventory is transferred into the appropriate trust and converted to points.

Points Based/Beneficial Interest

Loans that reach 181+ or are canceled prior to reaching 181 are charged off and go into our default calculations

Extra time is given to foreign obligors (non-US or Canada) and this extra time is not reflected in this timetable.
90 Days: Referred to Loss Mitigation Group for full reinstatement (loan brought current), work-out/payment plan, or mutual release agreement (if we get a MRA from our obligor. the Points inventory will be made available to be resold and loan canceled within 14 days).
120-130 Days: Send certified demand letter (expires after 30 days).
157-169 Days: Demand period complete. Revocation notice sent (Revocation notice gives obligors 14 days to demand that we commence with a UCC foreclosure) if obligor does not respond they forfeit rights to a UCC foreclosure, which is more costly and time consuming.
181-195 Days: Defaults where obligor does not force a UCC foreclosure — Loan is canceled and Points inventory made available to be resold.
271-285 Days: Defaults where obligor does force a UCC foreclosure — UCC foreclosure complete/ Loan is canceled and points inventory made available to be resold.
(note: We have very few forced UCC foreclosures and often they are converted to workouts or the obligor signs a mutual release agreement)

Exhibit A-2

Inventory Type	Cancelation Schedule / Timeline
Right to Use/ Lease Hold Loans that reach 181+ or are canceled prior to reaching 181 are charged off and go into our default calculations	90 Days: Referred to Loss Mitigation Group for full reinstatement (loan brought current) or workout/payment plan.
120-130 Days: Send certified demand letter (expires after 30 days for US residents and 60 days for foreign obligors).
130-140 Days: Send termination of lease notice.
160-180 Days: Transfer leases to one of the Points based trusts to be resold/ Loan is canceled.
—	Please note that consumer bankruptcies, loans that fall under the soldiers and sailors act, hardship forbearances, and accounts needing legal research are exceptions to the timeline in the above table.

—	All Canceled Loans in a loan facility are repurchased, replaced, or remarketed.

—	Accounts in a loan facility get equal or more attention when compared to the company’s in house portfolio (equal or higher priority).

Exhibit A-3

Exhibit B
Lost Note Affidavit
STATE OF
COUNTY OF
                          (“Affiant”), on behalf of and as                      of DRI Quorum 2010 LLC, a Delaware corporation (the “Seller”), being duly sworn, deposes and says:
     1. This Lost Note Affidavit is being delivered by the Affiant pursuant to Section 6(s) of the Loan Sale and Servicing Agreement (the “Agreement”), dated as of                     , 2010 by and between the Seller and Quorum Federal Credit Union, a federally chartered credit union, as the Buyer. Unless otherwise defined herein, capitalized terms have the meanings ascribed to such terms in the Agreement.
     2. That                                                              has issued an [Obligor Note] [Right-to-Use Agreement] [Installment Sale Contract] evidencing a Timeshare Loan dated in the principal amount of $                     [(the “Original Note”)][(the “Original Agreement”)][the “Original Contract”) to                     ].
     3. The [Original Note][Original Agreement][Original Contract] has been lost, destroyed, or stolen so that it cannot be found or produced, and the Seller has not endorsed, assigned, sold, pledged, hypothecated, negotiated or otherwise transferred the [Original Note][Original Agreement][Original Contract] or an interest therein.
     4. That the Seller has made a diligent effort to find the [Original Note][Original Agreement][Original Contract].
     5. It is understood by the Seller that if the [Original Note][Original Agreement][Original Contract] is found, that it will surrender said [Original Note][Original Agreement][Original Contract] to the Custodian or its permitted successors and assigns for cancellation.

Printed Name:
     The foregoing affidavit was sworn to and subscribed before me this                      day of                     ,                      , by                     , as                      of DRI Quorum 2010 LLC, who is personally known to me or who has produced                      as identification and who did take an Oath.

(AFFIX NOTARIAL SEAL)	Notary Public, State of

(Name)
Commission Number:	My Commission Expires:

Exhibit B-1

Exhibit C
Schedule of Timeshare Loans

Exhibit C-1

Exhibit D
Underwriting Guidelines
POLICY AND PROCEDURE

Subject:	Credit Underwriting	Procedure No.:	DRFS-00006

Scope:	Sales, Contracts, Accounting, Controller, and other resort team members	Revision Date:	5/18/2009

Location:	US Sales Centers / DRI Global Headquarters	Effective:	July 31, 2000
PURPOSE:
     This policy establishes guidelines for Credit Underwriting. Any changes to this policy must be approved by the Chief Financial Officer.
POLICY:
1)	It is the objective of DRFS’s (“company”) credit underwriting policy is to be fair to all applicants and to evaluate all loan applications fairly based on the ability of the applicant to repay the debt in a timely manner.

2)	It is the objective of our contracts and underwriting processes to:
a)	produce loans that are conservatively underwritten with appropriate down payments consistent with the underlying credit risk;

b)	operate independent of the sales process;

c)	efficiently produce loans free of collateral taints and conflicts; and

Exhibit D-1

d)	produce loans in compliance with applicable laws and regulations.
3)	Such objectives require a system of controls and checks and balances and will generate assets with appropriate balance of risk and reward that will well serve all of the Diamond Resorts constituents. The foregoing policy and processes must be applied completely and consistently.

4)	Prohibition Against Discrimination:

It is the policy of Diamond Resorts to review each loan on a case-by-case basis, to determine the creditworthiness of the applicant. In evaluating a credit application, DRFS will review and consider information that has a demonstrable relationship to the credit decision. The company shall not take into account or discriminate against any applicant on a prohibited basis, including discrimination:
a)	on the basis of race, color, religion, national origin, sex or marital status, or age (provided the applicant has the capacity to contract);

b)	because all or part of the applicant’s income derives from any public assistance program; or

c)	because the applicant has in good faith exercised any right under the Consumer Credit Protection Act or any state law upon which an exemption has been granted under said Act.
5)	Underwriting Process:

Diamond Resorts will review each loan application, taking into account the following guidelines and requirements.
a)	All new financed sales are subject to credit underwriting by DRFS.

b)	It is the responsibility of the sales site (Quality Assurance Officer or Sales manager) to advise the customer that the loan request is subject to underwriting approval.

c)	The credit underwriting will be authorized by personnel in the DRFS Contracts Department. (All persons authorized to make credit decisions on behalf of DRFS shall be granted this authority by the National Contracts Manager.)

d)	DRFS management or their designee will approve every financed sale before a loan is scheduled for escrow close. Such approval will include:
1.	a complete and accurate contract that is in compliance with Diamond Resorts policy, and

2.	a credit bureau report for all financed sales, including any transaction for existing owners; or

3.	when a credit report is not available, a Credit Exception Form as described below

Exhibit D-2

Note: All exceptions will require documentation on a Credit Exception Form, which must accompany the document file and require signature approval by the VP Client Services, National Contracts Manager or the Director, Operations.

6)	Pender (sale status)
a)	If DRFS denies approval of a financed sale, the Sales Center will be advised and the contract may be returned for remediation. DRFS may classify the sale as a “pender” (see separate policy), thus allowing up to 60 days for remediation. Sales will be provided 10 days notice prior to expiration of the 60 day “pender” period. Given expiration of the 60 day “pender” period with no resolution, DRFS will effect cancellation of the sale and direct return of the escrow deposit to the customer

b)	Further, any related sales commissions will either be cancelled (if accrued and not paid) or netted against future commissions (if already paid.)
7)	Underwriting Criteria
a)	Credit underwriting is performed by reviewing the completed credit application and the credit bureau report and/or performance history with the company.

b)	All financed sales packages must include a completed credit application, signed by all borrowing parties.

c)	A credit report is required for all financed sales, including existing owners.

d)	Existing owners
1.	For upgrade or add-on transactions of existing owners, a credit report will be required, although credit may be granted considering their performance history with Diamond. In the case of an existing delinquency on an existing Diamond Resorts loan, applicants will be required to resolve this delinquency by making a separate payment to bring the loan current, i.e., such payment posted to the account, before they may proceed with the new transaction.

2.	No credit score or lack of history requires a minimum 30% down payment.
e)	When a credit report / risk score / credit history is not available, a Credit Exception Form (see Exhibit 1) must be completed with the reason clearly stated as to why the credit report / risk score / credit history is not available. Either the VP Client Services, National Contracts Manager or the Director, Operations must provide signature authorization for any and all exceptions per the Credit Exception Form. The credit report and/or Credit Exception Form must be included as part of the credit file. A credit exception will not delay the close of escrow.

f)	A minimum 30% down payment is required when no credit report is available.

Exhibit D-3

g)	Minimum down payment (see Exhibit 2) in U.S. funds. Diamond Resorts employees or independent contractors may not contribute to this down payment in any form. The source of down payment must be the borrower(s). Should the down payment be contributed in whole or in part by a third party not participating in the credit transaction, the monies must be accompanied by a letter signed by that party indicating the money is a gift and is not expected to be repaid.

h)	No bankruptcy within the previous 12 months period for both deeded inventory and trust based sales. More specifically, no approvals for pre-settlement cases; a post-settlement period of 12 months required unless otherwise approved by the VP Client Services, National Contracts Manager or the Director, Operations.

i)	Judgments or liens on deeded property sales must be closed or meet the following criteria:

j)	Civil judgments or open public record’s less than 10K will not require exceptions.

k)	Tax liens less than 1K will not require exceptions

l)	All other civil judgments, open public record’s or tax liens that do no meet this criteria must be approved by the VP Client Services, National Contract Manager, or the Director of Operations.

m)	Civil judgments or liens on trust based sales shall not be a factor in extending credit for applicant(s) that otherwise qualifies in accordance with the current credit underwriting policy.
8)	Exceptions to Policy:

It is the expectation of DRFS that this policy will address the vast majority of sales transactions. However, the company recognizes that this policy cannot address every situation that is likely to arise in the purchase and lending process. Therefore, the company grants total authority to the VP Client Services, National Contracts Manager or the Director of Operations to grant exceptions to this policy on a discretionary basis. Each exception granted shall be documented in 1) the credit file. Notwithstanding such exception authority, all transactions must comply with applicable federal and state laws and regulations.

Exhibit D-4

     REVISION HISTORY

Date	Revision #	Modification
07/31/00	1.0	New document

01/19/01	2.0	Revised

03/14/01	3.0	Revised

03/29/01	4.0	Revised

03/30/01	5.0	Revised

06/01/01	6.0	Revised

08/27/01	7.0	Revised

06/01/02	8.0	Revised

07/19/02	9.0	Revised (distributed August 7, 2002)

01/27/03	10.0	Revised

07/11/03	11.0	Revised

01/02/04	11.1	Revised to correct approval permissions

07/23/04	11.2	Revised paragraph for Exceptions to Policy

04/25/05	12.0	Revisions to interest rates- effective 5/2/05

01/09/06	13.0	Revised (effective 6/30/2006)

04/17/07	14.0	Added grey paper, adjusted titles

06/14/07	14.1	Revised Underwriting criteria: Item 7: Judgments and/or Liens for Deeded Property Sales

06/14/07	14.2	Added Underwriting criteria: Item 8: Judgments and/or Liens Trust for Based Sales

06/14/07	14.3	Added new term — 50% down w/0% interest for 12 month term

10/26/07	14.5	Added new term — Tier 1 10% down 180 month term

11/27/07	14.6	Revised Tier 1 a/d rate to 14.9% — effective 12/1/07

06/17/08	14.7	Update to Diamond Template

06/18/08	14.8	Revised — removed 180 month term effective 6/21/08

9/17/08	14.9	Revised — Eliminated surepay discount —; Eliminated Grey Paper financing option

04/04/2009	15.0	Revised — Tier 1 added 15% @ 16.9%; Tier 1-3 Existing Owners 15% @ 14.9%; 25% @ 13.9%; added 84, 60 month terms to all options; Effective 4/4/09

5/18/09	15.1	Revised — Adjusted FICO limits for Tiers 1 – 7; Added grey paper for FICO <600; Credit exceptions automatically place loan as grey paper regardless of FICO score. Effective: 5/20/2009

Exhibit D-5

Exhibit 1
Diamond Resorts Financial Services, Inc.
Credit Exception Form

Resort:	Contract #	Sale Date

Purchaser Name(s):

Sales Agent:	Sales Mgr:	QAO:

Credit Information:

Completed credit app: Yes No	FICO Score: Down Pmt %:

Source of Down Pmt:	Gift letter required? yes no
Exception Description:

Exception Justification:

Authorization By:

Name and Title*
Date:
(Note: only the VP Client Services, National Contracts Manager or the Director, Operations may authorize Credit exceptions. No person receiving monetary benefit from the sale may approve credit exceptions.)

Exhibit 1-1

Exhibit 2
EFFECTIVE 5/27/2009
DIAMOND RESORTS INTERNATIONAL®
CREDIT UNDERWRITING/SALES PROGRAM

		DOWN	INTEREST	TERM
FICO TIER	FICO SCORE	PAYMENT %	RATE %	(months)
Tier 1	>800	10.00	15.9	120, 84, 60
		>14.99	14.9	120, 84, 60
		>24.99	13.9	120, 84, 60
Tier 2	700 – 799	10.00	17.9	120, 84, 60
		>14.99	16.9	120, 84, 60
		>24.99	15.9	120, 84, 60
Tier 1 – 2	>699	>49.99	12.9	120, 84, 60
Tier 3	650 – 699	10.00	17.9	120, 84, 60
		>14.99	16.9	120, 84, 60
		>24.99	15.9	120, 84, 60
Tier 4	600 – 649	>14.99	17.9	120, 84, 60
		>24.99	15.9	120, 84, 60
GREY PAPER
Tier 5	575 – 599	>29.99	17.9	120, 84, 60
Tier 6	525 – 574	>49.99	17.9	120, 84, 60
Tier 7	<525	100	n/a	n/a
For existing owners add-on,upgrade or wrap:
Tier 1 – 3	>649	10.00	15.9	120, 84, 60
		>14.99	14.9	120, 84, 60
		>24.99	13.9	120, 84, 60
     Notes:

1.	Any loan with a FICO score less 600 will be considered grey paper financing. Commissions will be paid based on the current grey paper policy of 50% regular commission paid when sale is made active, 25% of regular commission after 6 timely payments; 25% of regular commission after 12 timely payments.

Exhibit 2-1

2.	Any loan in which a credit exception is granted for any reason will fall into the grey paper financing category regardless of FICO Score. Commissions will be paid based on the current grey paper policy of 50% regular commission paid when sale is made active, 25% of regular commission after 6 timely payments; 25% of regular commission after 12 timely payments.

3.	A minimum 30% down payment is required when no credit report is available. The interest rate is determined per the actual rate in the above table, utilizing the 575 – 599 FICO SCORE range, given the level of down payment, i.e., “30.00 -which is currently 17.9%.

4.	For EXISTING OWNERS Tier 1 – 3 option: Down payments must be full cash to qualify for lower rate. (Equity cannot be applied to down payment amount).

5.	UPGRADES: Can either be paid-in-full or non-paid-in-full subject to Upgrade Contract Policy: 10% down payment on incremental sale amount for existing owners with a FICO >649; interest rate determined solely per above matrix (equity plus 10% cash down payment used to determine interest rate for 50% down payment option.) The “no credit report” minimum down payment requirement of 30% takes precedent over any and all existing owner down payment requirements.

6.	ADD ONS: Must receive 10% down payment for existing owners with a FICO >649. The rate on the add-on will be per the above table. The “no credit report” minimum down payment requirement of 30% takes precedent over any and all “existing-owner” down payment requirements.

7.	WRAPS: Must receive 10% down payment on the incremental sales amount for existing owners with a FICO >649. The rate on the wrap will be per the above table. The “no credit report” minimum down payment requirement of 30% takes precedent over any and all “existing-owner” down payment requirements.

8.	Civil Judgments and Open Public Record’s (including medical bills) must be closed or be less than $10,000.00 for deeded sales. Civil judgments or liens on trust based sales shall not be a factor in extending credit for applicant(s) that otherwise qualifies in accordance with the current credit underwriting policy.

9.	State and county tax liens must be closed or less than $1,000.

10.	Bankruptcies must be closed for a period of 12 months.

11.	Any financed sale not setup on the ACH, auto debit payment (savings or checking account) plan at point of sale will result in sales agent(s) commission reduction of 1% point.

12.	Cash-out discount option of 4% off net incremental sales price available at point of sale to buyers that cash out within 30 days from the sale date

Exhibit 2-2

Exhibit E
Sale Notice
Date
Pursuant to the Loan Sale and Servicing Agreement by and among DRI Quorum 2010 LLC, as Seller, Quorum Federal Credit Union, as Buyer, Diamond Resorts Financial Services, Inc., as Servicer, and Wells Fargo Bank, National Association, as Back-Up Servicer, dated                     , 2010 Seller proposes to sell to Buyer the Timeshares Loans described below:
Proposed Sale Date:

Aggregate principal balance of Sale Date Loan Pool:	$
Number of Timeshare Loans in Sale Date Loan Pool:
Range of balances of Timeshare Loans:	$ to $
Range of seasoning of Timeshare Loans:	months to months
Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan
Pool to non-U.S. domiciled Borrowers:	%
Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan Pool secured by a right-to-use vacation ownership interest with a finite use:	%
Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan Pool secured by a vacation ownership interest that limits use to less frequently than each year:	%
Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan Pool that are Eligible In-Transit Loans:	%
Sale Date Loan Pool Number:
An electronic file detailing each Timeshare Loan is hereby delivered to Buyer with this Sale Notice.
Unless a Buyer’s purchase confirmation is received by the Seller before 12 pm one business day prior to the Sale Date this offer of sale will expire.

DRI Quorum 2010 LLC, as Seller

By:

Name: David F. Palmer
Title: President

	Address:	10600 West Charleston Boulevard
Las Vegas, Nevada 89135
	Attention:	General Counsel
	Telephone:	702-823-7560
	Facsimile:	702-765-8610

Exhibit E-1

Exhibit F
Buyer’s Purchase Confirmation
Date
     Buyer agrees to purchase Sale Date Timeshare Loan Pool Number                      on the terms and conditions set forth in the Loan Sale and Servicing Agreement by and among DRI Quorum 2010 LLC, as Seller, Quorum Federal Credit Union, as Buyer, Diamond Resorts Financial Services, Inc., as Servicer, and Wells Fargo Bank, National Association, as Back-Up Servicer, dated                      (the “Agreement”) as supplemented below:

Adjusted aggregate principal balance of the Sale Date Loan Pool	$
Buyer’s Purchase Price Percentage:	%
Initial Purchase Price Installment:	$
Program Fee Rate:	% p.a.
Fees and expenses payable by the Seller to the Buyer:
Loan Purchase Fee:	%
Timeshare Portfolio Performance Event triggers:

(a) Delinquency Level specified percentage:	%

(b) Default Level specified percentage:	%

(c) Cumulative default percentages (see Table 1 attached)
     The Initial Purchase Price Installment has been calculated as follows:
     (A) The product of the adjusted aggregate principal balance of the Sale Date Loan Pool and the Buyer’s Purchase Price Percentage $
     Less
     (B) The product of the adjusted aggregate principal balance of the Sale Date Loan Pool and the Loan Purchase Fee of      %      $
The electronic file detailing each Timeshare Loan is hereby delivered to Seller with this purchase confirmation adjusted by deleting all Timeshare Loans rejected by Buyer.
Buyer has rejected the following loans for the undernoted reasons:
When the aggregate balance of Timeshare loans in the Sale Date Loan Pool is combined with the aggregate balance of Timeshare Loans in the Buyer’s existing portfolio:
     (ii) (Sufficient loans to ensure that the amount by which the aggregate balance of Timeshare Loans to non-US borrowers does not exceed      % of the aggregate balance of Timeshare Loans      $
     (iii) Sufficient loans to ensure that the amount by which the aggregate balance of Timeshare Loans secured by a right-to-use vacation ownership

Exhibit E-1

interests does not exceed      % of the aggregate balance of Timeshare Loans       $
     (iv) Sufficient loans to ensure that the amount by which the aggregate balance of all Eligible In-Transit Loans does not exceed      % of the aggregate balance of Timeshare Loans       $
This Buyer’s Purchase Confirmation is provided under the provisions of Section 3 of the Agreement and unless the Buyer has received the undernoted notice rejecting this confirmation by 5 PM (New York City Time) on the business day prior to the sale date the transaction will close on the Sale Date.

QUORUM FEDERAL CREDIT UNION, as Buyer

By:

Name: Bruno Sementilli
Title: President

	Address:	2 Manhattanville Road
Suite 401
Purchase, New York 10577
	Attention:	President/CEO
	Telephone:	914-641-3739
	Facsimile:	914-641-3777
PURCHASE CONFIRMATION REJECTED THIS       DAY OF                     .

DRI QUORUM 2010 LLC, as Seller

By:

Name: David F. Palmer
Title: President

	Address:	10600 West Charleston Boulevard
Las Vegas, Nevada 89135
	Attention:	General Counsel
	Telephone:	702-823-7560
	Facsimile:	702-765-8610
Table 1
Cumulative Default Percentages

	Cumulative		Cumulative		Cumulative
Month	Default	Month	Default	Month	Default
1	0.58%	41	12.56%	81	16.77%
2	0.58%	42	12.79%	82	16.80%

Exhibit 2-2

	Cumulative		Cumulative		Cumulative
Month	Default	Month	Default	Month	Default
3	0.58%	43	12.98%	83	16.83%
4	0.58%	44	13.17%	84	16.85%
5	0.58%	45	13.35%	85	16.94%
6	0.58%	46	13.52%	86	16.98%
7	1.00%	47	13.70%	87	16.98%
8	1.20%	48	13.85%	88	17.02%
9	1.50%	49	13.99%	89	17.06%
10	2.00%	50	14.12%	90	17.10%
11	2.50%	51	14.25%	91	17.13%
12	2.80%	52	14.38%	92	17.15%
13	2.99%	53	14.51%	93	17.16%
14	3.41%	54	14.58%	94	17.17%
15	3.82%	55	14.73%	95	17.19%
16	4.20%	56	14.83%	96	17.20%
17	4.49%	57	14.92%	97	17.30%
18	4.86%	58	15.01%	98	17.30%
19	5.29%	59	15.13%	99	17.30%
20	5.74%	60	15.25%	100	17.30%
21	6.16%	61	15.36%	101	17.30%
22	6.66%	62	15.46%	102	17.33%
23	7.24%	63	15.53%	103	17.34%
24	7.72%	64	15.65%	104	17.36%
25	8.03%	65	15.75%	105	17.38%
26	8.66%	66	15.83%	106	17.40%
27	8.97%	67	15.92%	107	17.42%
28	9.21%	68	16.02%	108	17.44%
29	9.82%	69	16.07%	109	17.46%
30	9.94%	70	16.14%	110	17.47%
31	10.20%	71	16.21%	111	17.49%
32	10.43%	72	16.26%	112	17.51%
33	10.69%	73	16.30%	113	17.53%
34	11.01%	74	16.38%	114	17.55%
35	11.26%	75	16.47%	115	17.57%
36	11.50%	76	16.53%	116	17.59%
37	11.73%	77	16.58%	117	17.60%
38	11.97%	78	16.65%	118	17.62%
39	12.18%	79	16.68%	119	17.64%
40	12.38%	80	16.71%	120	17.66%

Exhibit 2-3

Exhibit G
Timeshare Loan Transfer Certificate
TRANSFER OF TIMESHARE LOANS
PURSUANT TO
THE LOAN SALE AND SERVICING AGREEMENT
     This TRANSFER OF TIMESHARE LOANS (this “Subsequent Transfer Certificate”), dated                      , 20     , is acknowledged by DRI Quorum 2010 LLC, a Delaware limited liability company(the “Seller”) and Quorum Federal Credit Union, a federally chartered credit union (the “Buyer”). Capitalized terms not defined herein shall have the meanings assigned to them in or incorporated by reference in that certain Loan Sale and Servicing Agreement, dated as of                     , 2010, by and between the Seller, as seller and the Buyer, as Buyer (the “Agreement”).
     The Seller, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign and grant to the Buyer, pursuant to Section 2(a) of the Agreement, and the Buyer does hereby purchase and accept such transfer, assignment and grant, all right, title and interest of the Seller in and to (i) the Timeshare Loans listed on the Schedule of Timeshare Loans attached as EXHIBIT 1 hereto and (ii) the other Conveyed Timeshare Property related to such Timeshare Loans.
     This Transfer Certificate sets forth the following additional terms applicable to the Agreement in connection with this transfer of the Timeshare Loans:
     Section 1 Definitions
     “Sale Date” means                     , 20     .
     “Cut-Off Date” means the close of business on                     , 20     .
     Section 2 Ratification of Agreement. As supplemented by this Transfer Certificate, the Agreement is in all respects ratified and confirmed and, as so supplemented by this Transfer Certificate, shall be read, taken and construed as one and the same instrument.
     Section 3 Governing Law. This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York (including, without limitation, [Section] 5-1401 of the General Obligations Law).
     Section 4 Counterparts. This Transfer Certificate may be executed in two counterpart copies, which copies taken together shall constitute one instrument.
[Signatures on next page]
     IN WITNESS WHEREOF, the Seller and the Buyer have caused this Transfer Certificate to be duly executed by their respective officers thereto duly authorized as of the date and year first above written.

Exhibit E-1

SELLER:
DRI QUORUM 2010 LLC

By:
Name:
Title:
Acknowledged and Agreed:

BUYER:
QUORUM FEDERAL CREDIT UNION

By:
Name:
Title:

Exhibit 2-2

EXHIBIT 1 TO TIMESHARE LOAN CERTIFICATE
SCHEDULE OF TIMESHARE LOANS

Exhibit H
Monthly Servicer Report
[See Attached]

DIAMOND RESORTS SALE DATE LOAN POOL
FORM OF MONTHLY SERVICER REPORT

Due Period	2/1/2010- 2/28/2010
Determination Date	3/10/2010
Payment Date	3/16/2010
Interest Accrual Period (# Days)	31

A.		COLLATERAL DETAIL

		Sale Date Loan Pool Aggregate Loan Balance		0.00

		Aggregate Loan Balance as of the beginning of the related Due Period		0.00
		Scheduled Principal Collections & Prepayments & Curtailments		0.00
		Defaulted Loans		0.00
		Defaulted Loans not Reassigned to the Seller in prior Due Periods (Non Performing Loans)	0.00
		Loans that became Defaulted Loans during the related Due Period that were not repurchased (Aggregate Loan Balance)	0.00
		Defaulted Timeshare Loans that were repurchased by the Seller	0.00
		Defective Timeshare Loans that were repurchased by the Seller (Agg. Loan Balance)		0.00
		Non Performing Loans not reassigned to Seller in current Due Period		0.00

		Aggregate Loan Balance of Performing Loans as of the end of the related Due Period		0.00

		Collateral pool factor [Current Period End Aggregate Loan Balance / Original Sale Date Loan Pool Aggregate Loan Balance]		#DIV/0!

B.		TOTAL COLLECTIONS
		Available Funds		0.00
		Total Principal Collections	0.00
		Total Interest Collections	0.00
		Total Other Collections	0.00

		Total Available Funds in Collection Account		0.00

C.		COLLECTIONS DETAIL

		Total Principal Collections		0.00
		Scheduled Principal Collections	0.00
		Prepayments & Curtailments [Full & Partial Prepayments]	0.00
		Repurchase Price paid by Seller to repurchase Defective Timeshare Loans	0.00
		Repurchase Price paid by Seller to repurchase Defaulted Timeshare Loans	0.00
		Total Interest Collections		0.00
		Interest Collections	0.00
		Accrued interest relating to repurchases by the Seller	0.00
		Total Other Collections		0.00
		Interest Received from Collection Account	0.00
		Remarketing proceeds received in respect of Defaulted Timeshare Loans not repurchased	0.00

		Total Available Funds in the Collection Account		0.00

D.		DISTRIBUTIONS

	(i)	Custodian Fee and any accrued and unpaid fees		0.00
	(ii)	Back-Up Servicer Fee and any accrued and unpaid fees and transition expenses	0.016%	0.00
	(iii)	Servicing Fee and any accrued and unpaid fees	2.00%	0.00
	(iv)	Buyer Program Fee Amounts [Beginning of Period Net Investment Amount * Program Fee * Actual Days / 360]	8.00%	0.00
	(v)	Buyer Target Loan Pool Repayment Amounts	80.0%	0.00
	(vi)	if a Timeshare Portfolio Performance Event shall have occurred and is continuing, to the Buyer, all remaining Available Funds		0.00
	(vii)	to Custodian and the Back-Up Servicer, any expenses not paid pursuant to clauses (i) and (ii) above		0.00
	(viii)	to the Seller, any remaining amounts, which represent Deferred Purchase Price installments to the Seller		0.00

		Total Distributions		0.00

E.		NET INVESTMENT AMOUNT

		Initial Buyer Purchase Price Percentage		80.0%
		Sale Date Loan Pool Aggregate Loan Balance		0.00

		Initial Purchase Price Installment		0.00

		Cumulative prior Buyer Loan Pool Repayment Amounts Received		0.00
		Beginning of period Net Investment Amount		0.00
		Beginning of period Buyer’s Purchase Price Percentage		0.0%

		Target Net Investment Amount		0.00
		(i) Buyer’s Purchase Price Percentage	0.0%
		(ii) Aggregate Loan Balance of all Performing Loans in such Sale Date Loan Pool	0.00
		Buyer Target Loan Pool Repayment Amount		0.00
		Actual Loan Pool Repayment Amount		0.00
		Shortfall		0.00

		End of Period Net Investment Amount		$—

		Buyer Purchase Price Percentage at end of period		0.0%
		Net Investment Amount Pool Factor		0.0%

F.		DEFERRED PURCHASE PRICE

		Initial Deferred Purchase Price		—

		Cumulative prior period Deferred Purchase Price paid to Seller		0.00
		Sum of all collections distributed to the Seller following the Sale Date from loan principal	—
		Loan Balance of any Defaulted Timeshare Loans reassigned by the Buyer to the Seller	0.00
		Sum of all collections distributed to the Seller following the Sale Date from excess interest	0.00

		Current period Deferred Purchase Price paid to Seller		0.00
		Sum of all collections distributed to the Seller in the current period from loan principal	—
		Loan Balance of any Defaulted Timeshare Loans reassigned by the Buyer to the Seller in the current period	0.00
		Sum of all collections distributed to the Seller in the current period from excess interest	0.00

		End of period Deferred Purchase Price paid to Seller		0.00
		Sum of all collections distributed to the Seller following the Sale Date from loan principal	0.00
		Loan Balance of any Defaulted Timeshare Loans reassigned by the Buyer to the Seller	0.00
		Sum of all collections distributed to the Seller following the Sale Date from excess interest	0.00

		Deferred Purchase Price paid to Seller from loan principal and reassigned Defaulted Timeshare Loans		—
		Deferred Purchase Price paid to Seller from excess interest		—

		Deferred Purchase Price (excluding from excess interest) remaining		—

G.		TIMESHARE LOAN PERFORMANCE STATUS
				% of Agg. Loan Balance
			Agg. Loan Balance	as of End of Due Period

		0-30 Days Past Due Timeshare Loans	0.00	0.00%
		31-60 days Days Past Due Timeshare Loans	0.00	0.00%
		61-90 days Days Past Due Timeshare Loans	0.00	0.00%
		91-120 days Days Past Due Timeshare Loans	0.00	0.00%
		121-150 days Days Past Due Timeshare Loans	0.00	0.00%
		151-180 days Days Past Due Timeshare Loans	0.00	0.00%

		Total Timeshare Loans	0.00	0.00%

		61 — 180 days Days Past Due Timeshare Loans (Delinquency Level)	0.00	#DIV/0!

				% of Agg. Loan Balance as
			Agg. Loan Balance	of Due Period Beginning

		Timeshare Loans that Became Defaulted Timeshare Loans During the Due Period	0.00	0.00%
		Defaulted Timeshare Loans that were reassigned to the Seller	0.00	0.00%
		Defaulted Timeshare Loans that were not reassigned to the Seller	0.00	0.00%

		Remarketing Proceeds Received During the Due Period	0.00	0.00%

		Default Level for Current Due Period	0.00	0.00%

				% of Agg. Loan Balance
			Agg. Loan Balance	as of Initial Cut-Off Date

		Cumulative Defaulted Timeshare Loans that were reassigned to the Seller	0.00	0.00%
		Cumulative Defaulted Timeshare Loans that were not reassigned to the Seller	0.00	0.00%

		Total Cumulative Defaulted Loans since the Sale Date	0.00	0.00%

H.		TIMESHARE PORTFOLIO PERFORMANCE EVENT

	(i)	Delinquency Level for Related Due Period (period n)		0.00%
		Delinquency Level for Previous Due Period (period n -1)		0.00%
		Delinquency Level for Due Period Prior to Previous Due Period (period n - 2)		0.00%

		Average of Delinquency Levels for the Last 3 Due Periods		0.00%
		Delinquency Level Trigger		5.00%
		Timeshare Portfolio Performance Event? (Yes/No)	0	No

	(ii)	Default Level for Related Due Period (period n)		0.00%
		Default Level for Previous Due Period (period n -1)		0.00%
		Default Level for Due Period Prior to Previous Due Period (period n - 2)		0.00%

		Sum of Default Levels for the Last 3 Due Periods		0.00%
		Default Level Trigger		2.00%
		Timeshare Portfolio Performance Event? (Yes/No)	0	No

	(iii)	Cumulative Default Level in Current Period		0.13%
		Projected stressed cumulative Default Level in current period		0.87%
		Timeshare Portfolio Performance Event? (Yes/No)	0	No

	(iv)	Timeshare Portfolio Performance Event? (Yes/No)		No

Exhibit I
Servicer Officer’s Certificate
OFFICER’S CERTIFICATE
     The undersigned, an officer of Diamond Resorts Financial Services, Inc. (the “Servicer”), based on the information available on the date of this Certificate, does hereby certify as follows:
     1. I am an officer of the Servicer who has been authorized to issue this officer’s certificate on behalf of the Servicer.
     2. I have reviewed the data contained in the Monthly Servicer Report for the Due Period ended                     ,                      and the computations reflected in the Monthly Servicer Report attached hereto as Schedule A are true, correct and complete.
     All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

DIAMOND RESORTS FINANCIAL SERVICES, INC.,
By:
Name:
Title:
Date:

Exhibit J
Record Layout for Data Tape

Sale Date Loan Pool
File Date
Lender Code
Loan ID
Account Number
Account Code
Account Code Date
Resort
Obligor Name
Obligor Address
Obligor City
Obligor Zip Code
Obligor State Code
Obligor State Description
Obligor Country Code
Obligor Country Description
Original FICO
Current FICO
Credit Score
Days Delinquent
Purchase Price
Down Payment
Original Balance
Purchased Balance
Current Balance
Original Term
Modified Term
Interest Rate
Interest Accrued Pre Non Accrual

Interest Accrued Post Non Accrual

Interest Received Principal and Interest Monthly Payment

Scheduled Principal

Prepayment / Curtailment Monthly Impound

Late Charge Balance
Current Balance
Remaining Term
Contract Date
First Payment Date
Last Payment Date
Last Payment Amount
Next Payment Date

Maturity Date
Payments Made
Default
Default Date
Status
Bankruptcy Code
Exhibit K
Certificate of Assignment
ASSIGNMENT OF TIMESHARE LOANS
PURSUANT TO
THE LOAN SALE AND SERVICING AGREEMENT
     THIS ASSIGNMENT (“Assignment”) is made and effective as of this                      day of                                         , 20      (“Effective Date”) by Quorum Federal Credit Union, a federally chartered credit union (“Assignor”), having an address at 2 Manhattanville Road, Suite 401, Purchase, NY 10577, to and in favor of DRI Quorum 2010 LLC, a Delaware limited liability company (“Assignee”), having an address at 10600 West Charleston Boulevard, Las Vegas, Nevada 89135.
RECITALS
     WHEREAS, the Assignor and the Assignee are parties to the Loan Sale and Servicing Agreement dated as of                      (the “Agreement”);
     WHEREAS, Assignor desires to assign and transfer to Assignee, and Assignee desires to accept and assume from Assignor, all of Assignor’s respective rights and obligations pursuant to those certain Timeshare Loans listed on Exhibit 1 attached hereto (collectively, the “Assigned Timeshare Loans”).
     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged by each party, the parties hereby agree as follows as of and effective the Effective Time:
     1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.
     2. Assignment. Assignor hereby transfers, assigns, and sets over to Assignee, without recourse, all of Assignor’s right, title, and interest in and to each of the Assigned Timeshare Loans, and to all rights of Assignor therein.
     3. Acceptance and Assumption by Assignee; Indemnification of Assignor. Assignee hereby accepts the foregoing assignment of Assignor’s right, title, and interest in and to each of the Assigned Timeshare Loans. Assignee hereby agrees to indemnify Assignor against, and to hold Assignor harmless from, any and all loss, liability, obligation, damage, claim, or expense, including, without limitation, attorneys’ fees and court costs, incurred by Assignor arising out of the Assigned Timeshare Loans assumed by Assignee hereunder.
     4. Perfection of Assignment. In connection with the foregoing assignment and if necessary, the Seller agrees to record and file one or more termination(s) of any financing statements reflecting Assignor’s interest in the Assigned Timeshare Loans.
     5. Release of Timeshare Loan Files. By copy of this Assignment to the Custodian by either party, the Custodian is authorized to release the Timeshare Loan Files related to the Assigned Timeshare Loans to the Assignee.

     6. No Representations/Warranties. Assignor makes no representations or warranties regarding the Assigned Timeshare Loans.
     7. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PRINCIPLES.
     IN WITNESS WHEREOF, the Seller and the Buyer have caused this Transfer Certificate to be duly executed by their respective officers thereto duly authorized as of the date and year first above written.
ASSIGNOR:
QUORUM FEDERAL CREDIT UNION

By:
Name:
Title:
Acknowledged and Agreed:

ASSIGNEE:
DRI QUORUM 2010 LLC

By:
Name:
Title: